BLACKROCK MUNICIPAL INCOME TRUST

STATEMENT OF PREFERENCES OF

VARIABLE RATE MUNI TERM PREFERRED SHARES

Table of Contents

Page

DESIGNATION[INSERT PAGE NUMBER]

DEFINITIONS[INSERT PAGE NUMBER]

TERMS[INSERT PAGE NUMBER]

1.	Number of Authorized Shares	[INSERT PAGE NUMBER]
(a)	Authorized Shares	[INSERT PAGE NUMBER]
(b)	Capitalization	[INSERT PAGE NUMBER]

2.	Dividends	[INSERT PAGE NUMBER]
(a)	Ranking	[INSERT PAGE NUMBER]
(b)	Cumulative Cash Dividends	[INSERT PAGE NUMBER]
(c)	Dividends Cumulative from Date of Original Issue	[INSERT PAGE NUMBER]
(d)	Dividend Payment Dates	[INSERT PAGE NUMBER]
(e)	Applicable Rates and Calculation of Dividends	[INSERT PAGE NUMBER]
(f)	Curing a Failure to Deposit	[INSERT PAGE NUMBER]
(g)	Dividend Payments by Trust to Redemption and Paying Agent	[INSERT PAGE NUMBER]
(h)	Redemption and Paying Agent as Trustee of Dividend Payments by Trust[INSERT PAGE NUMBER]
(i)	Dividends Paid to Holders	[INSERT PAGE NUMBER]
(j)	Dividends Credited Against Earliest Accumulated But Unpaid Dividends[INSERT PAGE NUMBER]
(k)	Dividends Designated as Exempt-Interest Dividends	[INSERT PAGE NUMBER]

3.	Gross-Up Payments and Notice of Allocations	[INSERT PAGE NUMBER]

4.	Voting Rights	[INSERT PAGE NUMBER]
(a)	One Vote Per VMTP Preferred Share	[INSERT PAGE NUMBER]
(b)	Voting for Additional Trustees	[INSERT PAGE NUMBER]
(c)	1940 Act Matters	[INSERT PAGE NUMBER]
(d)	Exclusive Right to Vote on Certain Charter Matters	[INSERT PAGE NUMBER]
(e)	Voting Rights Set Forth Herein are Sole Voting Rights	[INSERT PAGE NUMBER]
(f)	No Preemptive Rights or Cumulative Voting	[INSERT PAGE NUMBER]
(g)	Voting for Trustees Sole Remedy for Trust's Failure to Pay Dividends	[INSERT PAGE NUMBER]
(h)	Holders Entitled to Vote	[INSERT PAGE NUMBER]
(i)	Grant of Irrevocable Proxy	[INSERT PAGE NUMBER]

5.	Amendments	[INSERT PAGE NUMBER]

6.	Minimum Asset Coverage and Other Financial Requirements	[INSERT PAGE NUMBER]
(a)	Minimum Asset Coverage	[INSERT PAGE NUMBER]
(b)	Effective Leverage Ratio	[INSERT PAGE NUMBER]
(c)	Eligible Assets	[INSERT PAGE NUMBER]
(d)	Credit Quality	[INSERT PAGE NUMBER]
(e)	Liens	[INSERT PAGE NUMBER]

7.	Basic Maintenance Amount	[INSERT PAGE NUMBER]

8.	Restrictions on Dividends and Other Distributions	[INSERT PAGE NUMBER]
(a)	Dividends on Preferred Shares Other Than VMTP Preferred Shares	[INSERT PAGE NUMBER]
(b)	Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act	[INSERT PAGE NUMBER]
(c)	Other Restrictions on Dividends and Other Distributions	[INSERT PAGE NUMBER]

9.	Rating Agency Restrictions	[INSERT PAGE NUMBER]

10.	Redemption	[INSERT PAGE NUMBER]
(a)	Optional Redemption	[INSERT PAGE NUMBER]
(b)	Term/Mandatory Redemption	[INSERT PAGE NUMBER]
(c)	Notice of Redemption	[INSERT PAGE NUMBER]
(d)	No Redemption Under Certain Circumstances	[INSERT PAGE NUMBER]
(e)	Absence of Funds Available for Redemption	[INSERT PAGE NUMBER]
(f)	Redemption and Paying Agent as Trustee of Redemption Payments by Trust	[INSERT PAGE NUMBER]
(g)	Shares for Which Notice of Redemption Has Been Given Are No Longer Outstanding	[INSERT PAGE NUMBER]
(h)	Compliance With Applicable Law	[INSERT PAGE NUMBER]
(i)	Only Whole VMTP Preferred Shares May Be Redeemed	[INSERT PAGE NUMBER]
(j)	Modification of Redemption Procedures	[INSERT PAGE NUMBER]

11.	Liquidation Rights	[INSERT PAGE NUMBER]
(a)	Ranking	[INSERT PAGE NUMBER]
(b)	Distributions Upon Liquidation	[INSERT PAGE NUMBER]
(c)	Pro Rata Distributions	[INSERT PAGE NUMBER]
(d)	Rights of Junior Shares	[INSERT PAGE NUMBER]
(e)	Certain Events Not Constituting Liquidation	[INSERT PAGE NUMBER]

12.	Transfers	[INSERT PAGE NUMBER]

13.	Miscellaneous.	[INSERT PAGE NUMBER]
(a)	No Fractional Shares	[INSERT PAGE NUMBER]
(b)	Status of VMTP Preferred Shares Redeemed, Exchanged or Otherwise Acquired by the Trust	[INSERT PAGE NUMBER]
(c)	Treatment of VMTP Preferred Shares as Equity	[INSERT PAGE NUMBER]
(d)	Board May Resolve Ambiguities	[INSERT PAGE NUMBER]
(e)	Headings Not Determinative	[INSERT PAGE NUMBER]
(f)	Notices	[INSERT PAGE NUMBER]
(g)	Redemption and Paying Agent	[INSERT PAGE NUMBER]
(h)	Securities Depository	[INSERT PAGE NUMBER]
(i)	Voluntary Bankruptcy	[INSERT PAGE NUMBER]
(j)	Applicable Law Restrictions and Requirements	[INSERT PAGE NUMBER]
(k)	Information	[INSERT PAGE NUMBER]
(l)	Tax Status of the Trust	[INSERT PAGE NUMBER]
(m)	Maintenance of Existence	[INSERT PAGE NUMBER]
(n)	Use of Proceeds	[INSERT PAGE NUMBER]
(o)	Compliance with Law	[INSERT PAGE NUMBER]
(p)	Maintenance of Approvals: Filings, Etc	[INSERT PAGE NUMBER]
(q)	1940 Act Registration	[INSERT PAGE NUMBER]
(r)	Compliance with Eligible Assets Definition	[INSERT PAGE NUMBER]
(s)	Access to Information Relating to Compliance with Eligible Assets Definition	[INSERT PAGE NUMBER]
(t)	Purchase by Affiliates	[INSERT PAGE NUMBER]
(u)	Audits	[INSERT PAGE NUMBER]
(v)	Applicable State Law for Trusts	[INSERT PAGE NUMBER]

14.	Global Certificate	[INSERT PAGE NUMBER]

Appendix A:  Eligible Assets                                                                                                                                    A-1

BLACKROCK MUNICIPAL INCOME TRUST

STATEMENT OF PREFERENCES OF

VARIABLE RATE MUNI TERM PREFERRED SHARES

BlackRock Municipal Income Trust, a Delaware Statutory Trust (the "Trust"), hereby certifies that:

FIRST: Pursuant to authority expressly vested in the Board of Trustees of the Trust by Article VI of the Trust's Agreement and Declaration of Trust (the “Charter”), the Board of Trustees of the Trust, by resolution duly adopted on December 14, 2011, approved the issuance of 2,708 preferred shares of beneficial interest in the Trust, par value $0.001 per share, as Variable Rate Muni Term Preferred Shares (the "VMTP Preferred Shares").  The VMTP Preferred Shares may be issued in one or more series, as designated and authorized by the Board of Trustees or a duly authorized committee thereof from time to time (each series of VMTP Preferred Shares that may be authorized and issued, a "Series").

SECOND: The preferences (including liquidation preference), voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of each Series of VMTP Preferred Shares are as follows or as set forth in an amendment to these Statement of Preferences or otherwise in the Charter (each such Series being referred to herein as a "Series of VMTP Preferred Shares"):

DESIGNATION

Series W-7: A series of 2,708 preferred shares of beneficial interest in the Trust, par value $0.001 per share, liquidation preference $100,000 per share, is hereby authorized and designated "Series W-7 VMTP Preferred Shares".  Each Series W-7 VMTP Preferred Share shall be issued on a date determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Applicable Rate equal to the sum of 1.00% per annum plus the Securities Industry and Financial Markets Association ("SIFMA") Municipal Swap Index, published at approximately 3:00 p.m., New York City time, on Wednesday, December 14, 2011; and have such other preferences, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, required by Applicable Law and that are expressly set forth in this Statement of Preferences and the Charter.  The Series W-7 VMTP Preferred Shares shall constitute a separate series of preferred shares of beneficial interest in the Trust and each Series W-7 VMTP Preferred Share shall be identical.  Except as otherwise provided with respect to any additional Series of VMTP Preferred Shares, the terms and conditions of this Statement of Preferences apply to each Series of VMTP Preferred Shares.

DEFINITIONS

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

"1940 Act" means the Investment Company Act of 1940, as amended.

"Additional Amount" shall have the meaning specified in Section 2(e)(i)(B) of this Statement of Preferences.

"Affected Series" shall have the meaning set forth in Section 5(d) of this Statement of Preferences.

"Agent Member" means a Person with an account at the Securities Depository that holds one or more VMTP Preferred Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Redemption and Paying Agent with respect to such Beneficial Owner.

"AMPS" shall have the meaning set forth in Section 13(n) of this Statement of Preferences.

"Applicable Base Rate" means the SIFMA Municipal Swap Index.

"Applicable Law" means Delaware state law, the federal law of the United States of America (including, without limitation, the 1940 Act), and those provisions incorporated by reference in Section 13(v) of this Statement of Preferences.

"Applicable Rate" means the dividend rate per annum on any VMTP Preferred Shares for a Rate Period determined as set forth in paragraph (e)(i) of Section 2 of this Statement of Preferences or in the definition of "Maximum Rate", as applicable.

"Applicable Rate Determination" means each periodic operation of the process of determining the Applicable Rate for the VMTP Preferred Shares for a Subsequent Rate Period.

"Basic Maintenance Amount," as of any Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines.

"Basic Maintenance Cure Date," with respect to the failure by the Trust to satisfy the Basic Maintenance Amount (as required by paragraph (a) of Section 7 of this Statement of Preferences) as of a given Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines, but in no event shall it be longer than 10 Business Days following such Valuation Date.

"Basic Maintenance Report" shall have the meaning set forth in the Rating Agency Guidelines.

"Beneficial Owner" means a Person in whose name VMTP Preferred Shares are recorded as beneficial owner of such VMTP Preferred Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be, or such Person's subrogee.

"Board of Trustees" means the Board of Trustees of the Trust or any duly authorized committee thereof.

"Business Day" means a day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

"Charter" means the Agreement and Declaration of Trust, as amended and supplemented (including by the Statement of Preferences), of the Trust.

"Closed-End Funds" shall have the meaning set forth in Section 12 of this Statement of Preferences.

"Closing Date" means December 16, 2011.

"Code" means the U.S. Internal Revenue Code of 1986, as amended.

"Common Shares" means the common shares of beneficial interest, par value $0.001 per share, of the Trust.

"Conditional Acceptance" means a conditional acceptance by the Total Holders to extend the Term Redemption Date of the VMTP Preferred Shares.

"Cure Date" means the Basic Maintenance Cure Date, the Minimum Asset Coverage Cure Date or the last day of the Effective Leverage Ratio Cure Period, as the case may be.

"Custodian" means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Trust as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Custodian.

"Date of Original Issue" means December 16, 2011.

"Defeased Securities" means a security for which cash, cash equivalents or other eligible property has been pledged in an amount sufficient to make all required payments on such security to and including maturity (including any accelerated maturity pursuant to a permitted redemption), in accordance with the instrument governing the issuance of such security.

"Deferred Compensation Hedge Asset" shall have the meaning specified in Appendix A of this Statement of Preferences.

"Deferred Compensation Plan" shall have the meaning specified in paragraph (c) of Section 6 of this Statement of Preferences.

"Deferred Compensation Plan Asset" shall have the meaning specified in paragraph (c) of Section 6 of this Statement of Preferences.

"Deposit Securities" means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

(1)	cash or any cash equivalent;

(2)	any U.S. Government Security;

(3)
any Municipal Obligation that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal Obligations with substantially similar terms as of the date of this Statement of Preferences (or such rating's future equivalent), including (A) any such Municipal Obligation that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof and (B) any such fixed or variable rate Municipal Obligation that qualifies as an eligible security under Rule 2a-7 under the 1940 Act as amended or as in effect on the Date of Original Issue;

(4)
any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Municipal Obligations or U.S. Government Securities or any combination thereof; or

(5)
any letter of credit from a bank or other financial institution that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of similar banks or other financial institutions as of the date of this Statement of Preferences (or such rating's future equivalent).

"Derivative Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, forward swap transactions, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, futures contracts, repurchase transaction, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

"Derivative Termination Value" means, in respect of any one or more Derivative Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivative Contracts, (a) for any date on or after the date such Derivative Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivative Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivative Contracts (which may include a Holder or an affiliate of the Holder).

"Discounted Value" as of any Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines.

"Dividend Payment Date" means the date that is the first Business Day of each calendar month.

"Dividend Period" means, with respect to the Series W-7 VMTP Preferred Shares, in the case of the first Dividend Period, the period beginning on the Date of Original Issue for such Series and ending on and including December 31, 2011 and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month.

"Effective Leverage Ratio" means the quotient of:

(A)           the sum of (i) the aggregate liquidation preference of the Trust's "senior securities" (as that term is defined in the 1940 Act) that are shares of beneficial interest in the Trust, plus any accumulated but unpaid dividends thereon, excluding, without duplication, (x) any such senior securities for which the Trust has issued a notice of redemption and either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (y) the Trust's outstanding Preferred Shares to be redeemed with the gross proceeds from the sale of the VMTP Preferred Shares, for which the Trust either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption; (ii) the aggregate principal amount of a Trust's "senior securities representing indebtedness" (as that term is defined in the 1940 Act), plus any accrued but unpaid interest thereon; (iii) the aggregate principal amount of floating rate trust certificates corresponding to the associated residual floating rate trust certificates owned by the Trust (less the aggregate principal amount of any such floating rate trust certificates owned by the Trust and corresponding to the associated residual floating rate trust certificates owned by the Trust); and (iv) the aggregate amount of the Trust's repurchase obligations under repurchase agreements.

divided by

(B)           the sum of (i) the Market Value of the Trust's total assets (including amounts attributable to senior securities but excluding, any assets consisting of Deposit Securities relating to senior securities for which the Trust has issued a notice of redemption and either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption), less the sum of (A) the amount of the Trust's accrued liabilities (which accrued liabilities shall include net obligations of the Trust under each Derivative Contract in an amount equal to the Derivative Termination Value thereof payable by the Trust to the related counterparty), other than liabilities for the aggregate principal amount of senior securities representing indebtedness, and (B) the Overconcentration Amount; and (ii) the aggregate principal amount of floating rate trust certificates corresponding to the associated residual floating rate trust certificates owned by the Trust (less the aggregate principal amount of any such floating rate trust certificates owned by the Trust and corresponding to the associated residual floating rate trust certificates owned by the Trust).

"Effective Leverage Ratio Cure Period" shall have the meaning specified in Section 6(b) of this Statement of Preferences.

"Electronic Means" means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Redemption and Paying Agent, shall be sent by such means as set forth in the Redemption and Paying Agent Agreement.

"Eligible Assets" means the instruments listed on Appendix A hereto.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

"Failure to Deposit" means, with respect to VMTP Preferred Shares, a failure by the Trust to pay to the Redemption and Paying Agent, not later than 12:00 noon, New York City time, (A) on the Business Day immediately preceding any Dividend Payment Date for such VMTP Preferred Shares, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend to be paid on such Dividend Payment Date on any share of such Series or (B) on the Business Day immediately preceding any Redemption Date in funds available on such Redemption Date for such VMTP Preferred Shares in The City of New York, New York, the Redemption Price to be paid on such Redemption Date for any share of such Series after Notice of Redemption is provided pursuant to paragraph (c) of Section 10 of this Statement of Preferences; provided, however, that, notwithstanding anything expressed or implied herein to the contrary, (i) the foregoing clause (B) shall not apply to the Trust's failure to pay the Redemption Price in respect of VMTP Preferred Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption, and (ii) a Failure to Deposit shall not be deemed to have occurred if the Trust is unable to make the payments in clause (A) or clause (B) due to the lack of legally available funds under Applicable Law or because of any other Applicable Law restrictions on such payments.

"Fitch" means Fitch Ratings, a part of the Fitch Group, which is a majority-owned subsidiary of Fimalac, S.A, or any successor thereto.

"Fitch Discount Factor" means the discount factors set forth in the Fitch Guidelines for use in calculating the Discounted Value of the Trust's assets in connection with Fitch ratings of VMTP Preferred Shares at the request of the Trust.

"Fitch Eligible Assets" means assets of the Trust set forth in the Fitch Guidelines as eligible for inclusion in calculating the Discounted Value of the Trust's assets in connection with Fitch ratings of VMTP Preferred Shares at the request of the Trust.

"Fitch Guidelines" means the guidelines applicable to Fitch's then current ratings of the VMTP Preferred Shares provided by Fitch in connection with Fitch's ratings of the VMTP Preferred Shares at the request of the Trust (a copy of which is available on request to the Trust), in effect on the date hereof and as may be amended from time to time, provided, however that any such amendment will not be effective for thirty (30) days from the date that Fitch provides final notice of such amendment to the Trust or such earlier date as the Trust may elect.

"Fitch Provisions" means Sections 7, 8(c)(B) and 9 of this Statement of Preferences with respect to Fitch, and any other provisions hereof with respect to Fitch's ratings of VMTP Preferred Shares at the request of the Trust, including any provisions with respect to obtaining and maintaining a rating on VMTP Preferred Shares from Fitch.  The Trust is required to comply with the Fitch Provisions only if Fitch is then rating VMTP Preferred Shares at the request of the Trust.

"Gross-up Payment" means payment to a Beneficial Owner of an amount which, when taken together with the aggregate amount of Taxable Allocations made to such Beneficial Owner to which such Gross-up Payment relates, would cause such Beneficial Owner's dividends in dollars (after giving effect to regular federal income tax consequences) from the aggregate of such Taxable Allocations and the related Gross-up Payment to be equal to the dollar amount of the dividends which would have been received by such Beneficial Owner if the amount of such aggregate Taxable Allocations would have been excludable from the gross income of such Beneficial Owner.  Such Gross-up Payment shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Beneficial Owner of VMTP Preferred Shares is subject to the federal alternative minimum tax with respect to dividends received from the Trust; (iii) assuming that each Taxable Allocation and each Gross-up Payment (except to the extent such Gross-up Payment is properly designated as an exempt-interest dividend under Section 852(b)(5) of the Code or successor provisions) would be taxable in the hands of each Beneficial Owner of VMTP Preferred Shares at the maximum marginal regular federal individual income tax rate applicable to ordinary income or net capital gains, as applicable, or the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gains, as applicable, whichever is greater, in effect at the time such Gross-up Payment is made; and (iv) assuming that each Taxable Allocation and each Gross-up Payment would not be subject to the tax imposed by Section 1411 of the Code or any similar Medicare or other surtax.

"Holder" means a Person in whose name a VMTP Preferred Share is registered in the registration books of the Trust maintained by the Redemption and Paying Agent.

"Increased Rate Event" means the occurrence of any of the following events:

(a)           failure by the Trust to pay when due the full amount of accrued but unpaid dividends on any Dividend Payment Date (other than a failure by the Trust to so pay due to the lack of legally available funds under Applicable Law or because of any other Applicable Law restrictions on such payments).  This Increased Rate Event shall be considered cured on the date the Trust pays the full amount of such accrued but unpaid dividends;

(b)           failure by the Trust to make any redemption payment pursuant to Section 10 of this Statement of Preferences (other than a failure by the Trust to so pay due to the lack of legally available funds under Applicable Law or because of any other Applicable Law restrictions on such payments). This Increased Rate Event shall be considered cured on the date the Trust makes such redemption payment;

(c)           failure by the Trust to pay when due the full amount of accrued but unpaid dividends in respect of Gross-up Payments required to be paid pursuant to Section 3(b), (other than a failure by the Trust to so pay due to the lack of legally available funds under Applicable Law or because of any other Applicable Law restrictions on such payments).  This Increased Rate Event shall be considered cured on the date the Trust pays the full amount of such accrued but unpaid dividends in respect of Gross-up Payments required to paid pursuant to Section 3(b);

(d)           failure by the Trust to have cured on or before the applicable Asset Coverage Cure Date any failure to maintain Minimum Asset Coverage as required by Section 6(a).  This Increased Rate Event shall be considered cured on the date the Trust next achieves Minimum Asset Coverage;

(e)           failure by the Trust on the last day of an applicable Effective Leverage Ratio Cure Period to have an Effective Leverage Ratio of not greater than 45%.  This Increased Rate Event shall be considered cured on the date the Trust next has an Effective Leverage Ratio of not greater than 45%;

(f)           failure by the Trust to make investments only in Eligible Assets as required by Section 6(c).  This Increased Rate Event shall be considered cured on the date the Trust has disposed of any investments made in violation of Section 6(c); provided, that any failure by the Trust to comply with the divestiture requirement set forth in the last proviso of Section 6(c) shall not result in an Increased Rate Event;

(g)           failure by the Trust to maintain compliance with Section 6(d).  This Increased Rate Event shall be considered cured on the date the Trust returns to compliance with Section 6(d);

(h)           the creation, incurrence, or existence of any lien in violation of Section 6(e).  This Increased Rate Event shall be considered cured on the date that such lien is released or discharged;

(i)           failure by the Trust on the Basic Maintenance Cure Date to satisfy the Basic Maintenance Amount as of the Valuation Date pertaining to such Basic Maintenance Cure Date.  This Increased Rate Event shall be considered cured on the date that the Trust satisfies the Basic Maintenance Amount as of such Valuation Date;

(j)           the declaration, payment or setting apart for payments any dividend or other distribution in violation of Section 8.  Such Increased Rate Event shall be considered cured (i) in the case of any declaration or setting apart for payment of any dividend or other distribution, on the date such action is effectively rescinded, set aside, reversed, revoked, or otherwise rendered null and (ii) in any other case, on the first date thereafter that the Trust is not prohibited pursuant to Section 8 from declaring, paying or setting apart for payment a cash dividend or other cash distribution in respect of the Common Shares;

(k)           unless pursuant to an order of the court of competent jurisdiction, the payment or distribution of any assets of the Trust in violation of Section 11(b) or 11(c);

(l)           failure of the Trust to comply with Section 13(h).  This Increased Rate Event will be considered cured on the date the Trust shall next maintain settlement of VMTP Preferred Shares in global book entry form through the Securities Depository;

(m)           failure of the Trust to comply with Section 13(i).  This Increased Rate Event will be considered cured on the date such filing or application has been withdrawn, rescinded or dismissed;

(n)           failure of the Trust to comply with Section 13(u).  This Increased Rate Event will be considered cured on the date the Trust produces financial statements audited in accordance with the standards of the Public Company Accounting Oversight Board (United States);

(o)           any determination is made by the Trust or the IRS that the VMTP Preferred Shares are not equity in a regulated investment company for federal income tax purposes.  This Increased Rate Event will be considered cured on the date such determination is reversed, revoked or rescinded;

(p)           a Registration Rights Failure occurs.  This Increased Rate Event will be considered cured on the date such Registration Rights Failure no longer exists;

(q)           failure by the Trust to have duly authorized any Related Document.  This Increased Rate Event shall be considered cured on the date the Trust duly authorizes each such Related Document that was not previously duly authorized; or

(r)           failure by the Trust to provide the information required by Section 12(b) and such failure is not cured by the fifth Business Day following written request.  This Increased Rate Event shall be considered cured on the date the Trust furnishes the information specified in the foregoing sentence.

"Information Statement" means the information statement of the Trust relating to the offering and sale of VMTP Preferred Shares, dated December 15, 2011.

"Initial Rate Period" with respect to the VMTP Preferred Shares of any Series, means the period commencing on and including the Date of Original Issue thereof and ending on, and including the next succeeding Wednesday.

"Investment Adviser" shall mean BlackRock Advisors, LLC, or any successor investment advisor to the Trust.

"LIBOR Dealer" means J.P. Morgan Securities LLC and such other dealer or dealers as the Trust from time to time may appoint or in lieu of any thereof, their respective affiliates and successors.

"LIBOR Rate" means, on any Rate Determination Date, (i) the rate for deposits in U.S. dollars for the designated Rate Period, which appears on Reuters display page LIBOR01 ("Page LIBOR01") (or such other page as may replace that page on that service, or such other service as may be selected by the LIBOR Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m. London time, on the day that is the London Business Day preceding the Rate Determination Date (the "LIBOR Determination Date"), or (ii) if such rate does not appear on Page LIBOR01 or such other page as may replace such Page LIBOR01, (A) the LIBOR Dealer shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Rate Period in an amount determined by such LIBOR Dealer by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by such LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, the LIBOR Rate shall equal such arithmetic mean of such quotations, (C) if only one or none of the Reference Banks provide such quotations, the LIBOR Rate shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the LIBOR Dealer (after obtaining the Trust's approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Rate Period in an amount determined by the LIBOR Dealer (after obtaining the Trust's approval) that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if one of the LIBOR Dealers does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any Substitute LIBOR Dealer or Substitute LIBOR Dealers selected by the Trust to provide such rate or rates not being supplied by the LIBOR Dealer; provided further, that if the LIBOR Dealer and Substitute LIBOR Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, the LIBOR Rate shall be the LIBOR Rate as determined on the previous Rate Determination Date.  If the number of days in a Rate Period shall be (i) seven or more but fewer than 21 days, such rate shall be the seven-day LIBOR Rate; (ii) 21 or more but fewer than 49 days, such rate shall be the one-month LIBOR rate; (iii) 49 or more but fewer than 77 days, such rate shall be the two-month LIBOR rate; (iv) 77 or more but fewer than 112 days, such rate shall be the three-month LIBOR rate; (v) 112 or more but fewer than 140 days such rate shall be the four-month LIBOR rate; (vi) 140 or more but fewer than 168 days, such rate shall be the five-month LIBOR rate; (vii) 168 or more but fewer than 189 days, such rate shall be the six-month LIBOR rate; (viii) 189 or more but fewer than 217 days, such rate shall be the seven-month LIBOR rate; (ix) 217 or more but fewer than 252 days, such rate shall be the eight-month LIBOR rate; (x) 252 or more but fewer than 287 days, such rate shall be the nine-month LIBOR rate; (xi) 287 or more but fewer than 315 days, such rate shall be the ten-month LIBOR rate; (xii) 315 or more but fewer than 343 days, such rate shall be the eleven-month LIBOR rate; and (xiii) 343 or more but fewer than 365 days, such rate shall be the twelve-month LIBOR rate.

"Liquidation Preference" means $100,000 per share.

"Liquidity Account" shall have the meaning specified in paragraph (b)(ii)(A) of Section 10 of this Statement of Preferences.

"Liquidity Account Initial Date" means July 2, 2014.

"Liquidity Account Investments" means Deposit Securities or any other security or investment owned by the Trust that is rated not less than A-/A3 or the equivalent rating (or any such rating's future equivalent) by each NRSRO then rating such security or investment (or if rated by only one NRSRO, by such NRSRO) or, if no NRSRO is then rating such security, deemed to be of an equivalent rating by the Investment Adviser on the Trust's books and records.

"Liquidity Requirement" shall have the meaning specified in paragraph (b)(ii)(B) of Section 10 of this Statement of Preferences.

"London Business Day" means any day on which commercial banks are generally open for business in London.

"Majority" means the Holders of more than 50% of the aggregate Outstanding amount of the VMTP Preferred Shares.

"Managed Assets" means the Trust's total assets (including any assets attributable to money borrowed for investment purposes) minus the sum of the Trust's accrued liabilities (other than money borrowed for investment purposes).  For the avoidance of doubt, assets attributable to money borrowed for investment purposes includes the portion of the Trust's assets in a tender option bond trust of which the Trust owns the residual interest (without regard to the value of the residual interest to avoid double counting).

"Market Value" of any asset of the Trust means the market value thereof determined by an independent third-party pricing service designated pursuant to the Trust's valuation policies and procedures approved from time to time by the Board of Trustees for use in connection with the determination of the Trust's net asset value.  Market Value of any asset shall include any interest or dividends, as applicable, accrued thereon.  The pricing service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available.  Securities for which quotations are not readily available are valued at fair value as determined by the pricing service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions.  The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine valuations.

"Maximum Rate" means 15% per annum, increased by any applicable Gross-up Payment due and payable in accordance with Section 3 of this Statement of Preferences.

"Minimum Asset Coverage" means asset coverage, as defined in Section 18(h) of the 1940 Act as in effect on the Date of Original Issue (excluding from (1) the denominator of such asset coverage test (i) any such senior securities for which the Trust has issued a notice of redemption and either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities or sufficient deposits on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (ii) the Trust's outstanding Preferred Shares to be redeemed with the gross proceeds from the sale of the VMTP Preferred Shares, for which the Trust either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities or sufficient deposits on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (2) from the numerator of such asset coverage test, any Deposit Securities referred to in the previous clause (1)(i) and (ii)) of at least 225% with respect to all outstanding senior securities of the Trust which are shares of beneficial interest in the Trust, including all Outstanding VMTP Preferred Shares (or, if higher, such other asset coverage as may be specified in or under the 1940 Act as in effect from time to time as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

"Minimum Asset Coverage Cure Date," with respect to the failure by the Trust to maintain the Minimum Asset Coverage (as required by Section 6 of this Statement of Preferences), means the tenth Business Day following such failure.

"Minimum Rate Period" means any Rate Period consisting of seven (7) Rate Period Days, as adjusted to reflect any changes when the regular day that is a Rate Determination Date is not a Business Day.

"Moody's" means Moody's Investors Service, Inc., a Delaware corporation, or any successor thereto.

"Moody's Discount Factor" means the discount factors set forth in the Moody's Guidelines for use in calculating the Discounted Value of the Trust's assets in connection with Moody's ratings of VMTP Preferred Shares at the request of the Trust.

"Moody's Eligible Assets" means assets of the Trust set forth in the Moody's Guidelines as eligible for inclusion in calculating the Discounted Value of the Trust's assets in connection with Moody's ratings of VMTP Preferred Shares at the request of the Trust.

"Moody's Guidelines" means the guidelines applicable to Moody's then current ratings of the VMTP Preferred Shares, provided by Moody's in connection with Moody's ratings of the VMTP Preferred Shares at the request of the Trust (a copy of which is available on request to the Trust), in effect on the date hereof and as may be amended from time to time, provided, however that any such amendment will not be effective for thirty (30) days from the date that Moody's provides final notice of such amendment to the Trust or such earlier date as the Trust may elect.

"Moody's Provisions" means Sections 7, 8(c)(B) and 9 of this Statement of Preferences with respect to Moody's, and any other provisions hereof with respect to Moody's ratings of VMTP Preferred Shares at the request of the Trust, including any provisions with respect to obtaining and maintaining a rating on VMTP Preferred Shares from Moody's.  The Trust is required to comply with the Moody's Provisions only if Moody's is then rating VMTP Preferred Shares at the request of the Trust.

"Municipal Obligations" has the meaning set forth in the Glossary of the Information Statement.

"Net Tax-Exempt Income" means the excess of the amount of interest excludable from gross income under Section 103(a) of the Code over the amounts disallowed as deductions under Sections 265 and 171(a)(2) of the Code.

"Notice of Redemption" means any notice with respect to the redemption of VMTP Preferred Shares pursuant to paragraph (c) of Section 10 of this Statement of Preferences.

"NRSRO" means a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act that is not an "affiliated person" (as defined in Section 2(a)(3) of the 1940 Act) of the Trust, including, at the date hereof, Moody's and Fitch.

"Other Rating Agency" means each NRSRO, if any, other than Fitch or Moody's then providing a rating for the VMTP Preferred Shares at the request of the Trust.

"Other Rating Agency Eligible Assets" means assets of the Trust set forth in the Other Rating Agency Guidelines as eligible for inclusion in calculating the Discounted Value of the Trust's assets in connection with Other Rating Agency ratings of VMTP Preferred Shares at the request of the Trust.

"Other Rating Agency Guidelines" means the guidelines applicable to each Other Rating Agency's ratings of the VMTP Preferred Shares, provided by such Other Rating Agency in connection with such Other Rating Agency's ratings of the VMTP Preferred Shares at the request of the Trust (a copy of which is available on request to the Trust), as may be amended from time to time, provided, however that any such amendment will not be effective except as agreed between such Other Rating Agency and the Trust or such earlier date as the Trust may elect.

"Other Rating Agency Provisions" means Sections 7, 8(c)(B) and 9 of this Statement of Preferences with respect to any Other Rating Agency then rating the VMTP Preferred Shares at the request of the Trust, and any other provisions hereof with respect to such Other Rating Agency's ratings of VMTP Preferred Shares, including any provisions with respect to obtaining and maintaining a rating on VMTP Preferred Shares from such Other Rating Agency.  The Trust is required to comply with the Other Rating Agency Provisions of an Other Rating Agency only if such Other Rating Agency is then rating VMTP Preferred Shares at the request of the Trust.

"Outstanding" means, as of any date with respect to the VMTP Preferred Shares of any Series, the number of VMTP Preferred Shares of such Series theretofore issued by the Trust except, without duplication, (i) any VMTP Preferred Shares of such Series theretofore cancelled or delivered to the Redemption and Paying Agent for cancellation or redemption by the Trust, (ii) any VMTP Preferred Shares of such Series with respect to which the Trust has given a Notice of Redemption and irrevocably deposited with the Redemption and Paying Agent sufficient Deposit Securities to redeem such VMTP Preferred Shares, pursuant to Section 10 of this Statement of Preferences, (iii) any VMTP Preferred Shares of such Series as to which the Trust shall be a Beneficial Owner, and (iv) any VMTP Preferred Shares of such Series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Trust.

"Overconcentration Amount" means as of any date of calculation of the Effective Leverage Ratio, an amount equal to the sum of: (i) the Market Value of the Trust's assets in a single state or territory in excess of 20%; (ii) the Market Value of the Trust's assets in a single state or territory rated lower than A2 by Moody's or A by S&P or Fitch in excess of 10%; (iii) the Market Value of the Trust's assets in a single state or territory rated lower than Baa3 by Moody's or BBB- by S&P or Fitch in excess of 5%; (iv) the Market Value of the Trust's assets that constitute tobacco obligations (excluding tobacco obligations that are Defeased Securities and tobacco obligations backed by state appropriation) in excess of 0%; (v) the Market Value of the Trust's assets paying less frequently than semi-annually in excess of 20%; (vi) the Market Value of the Trust's assets that constitute tobacco obligations backed by state appropriation in excess of 5%; in each case, as a percentage of the Market Value of the Trust's Managed Assets and (vii) the Market Value of the Trust's Deferred Compensation Hedge Assets and Deferred Compensation Plan Assets in excess of 0%.

"Person" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

"Placement Agent" means BlackRock Investments, LLC.

"Placement Agreement" means the placement agreement, dated as of the Closing Date, between the Trust and the Placement Agent with respect to the offering and sale of the VMTP Preferred Shares.

"Preferred Shares" mean the preferred shares of beneficial interest in the Trust, and includes the VMTP Preferred Shares.

"Purchase Agreement" means the VMTP Preferred Shares Purchase Agreement, dated as of the Closing Date, between the Trust and the Purchaser, as amended, modified or supplemented from time to time.

"Purchaser" means the purchaser on the Date of Original Issue as set forth in the Purchase Agreement.

"QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

"Rate Determination Date" means, with respect to any Series of VMTP Preferred Shares, (i) with respect to the Initial Rate Period for any Series of VMTP Preferred Shares, the Business Day immediately preceding the Date of Original Issue of such Series and (ii) with respect to any Subsequent Rate Period, the last day of a Rate Period for such Series, or if such day is not a Business Day, the next succeeding Business Day; provided, however, that the next succeeding Rate Determination Date will be the day of the week that is the regular Rate Determination Date if such day is a Business Day.

"Rate Period," with respect to VMTP Preferred Shares, means the Initial Rate Period and any Subsequent Rate Period.

"Rate Period Days," for any Rate Period, means the number of days that would constitute such Rate Period.

"Rating Agency" means each of Fitch (if Fitch is then rating VMTP Preferred Shares at the request of the Trust), Moody's (if Moody's is then rating VMTP Preferred Shares at the request of the Trust) and any Other Rating Agency (if such Other Rating Agency is then rating VMTP Preferred Shares at the request of the Trust).

"Rating Agency Certificate" has the meaning specified in paragraph (b) of Section 7 of this Statement of Preferences.

"Rating Agency Eligible Assets" means assets of the Trust set forth in the Rating Agency Guidelines as eligible for inclusion in calculating the Discounted Value of the Trust's assets in connection with a Rating Agency's ratings of VMTP Preferred Shares at the request of the Trust.

"Rating Agency Guidelines" means Moody's Guidelines (if Moody's is then rating VMTP Preferred Shares at the request of the Trust), Fitch Guidelines (if Fitch is then rating VMTP Preferred Shares at the request of the Trust) and any Other Rating Agency Guidelines (if such Other Rating Agency is then rating VMTP Preferred Shares at the request of the Trust).

"Rating Agency Provisions" means the Moody's Provisions (if Moody's is then rating VMTP Preferred Shares at the request of the Trust), the Fitch Provisions (if Fitch is then rating VMTP Preferred Shares at the request of the Trust) and any Other Rating Agency Provisions (if such Other Rating Agency is then rating VMTP Preferred Shares at the request of the Trust).  The Trust is required to comply with the Rating Agency Provisions of a Rating Agency only if such Rating Agency is then rating VMTP Preferred Shares at the request of the Trust.

"Ratings Spread" means, with respect to any Rate Period for any Series of VMTP Preferred Shares, the percentage per annum set forth opposite the highest applicable credit rating assigned to such Series, unless the lowest applicable credit rating is at or below A1/A+, in which case it shall mean the percentage per annum set forth opposite the lowest applicable credit rating assigned to such Series, by either Moody's (if Moody's is then rating the VMTP Preferred Shares at the request of the Trust), Fitch (if Fitch is then rating the VMTP Preferred Shares at the request of the Trust) or Other Rating Agency (if Other Rating Agency is then rating the VMTP Preferred Shares at the request of the Trust) in the table below on the Rate Determination Date for such Rate Period:

Moody's/Fitch*	Percentage
Aaa/AAA	1.00%
Aa3/AA- to Aa1/AA+	1.20%
A3/A- to A1/A+	2.00%
Baa3/BBB- to Baa1/BBB+	3.00%
Non-investment grade or NR	4.00%
* And/or the equivalent ratings of an Other Rating Agency then rating the VMTP Preferred Shares at the request of the Trust.
"Redemption Date" has the meaning specified in paragraph (c) of Section 10 of this Statement of Preferences.

"Redemption and Paying Agent" means The Bank of New York Mellon which has entered into an agreement with the Trust to act in such capacity as the Trust's transfer agent, registrar, dividend disbursing agent, paying agent, redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to each Series of VMTP Preferred Shares, or any successor by operation of law or any successor who acquires all or substantially all of the assets and assumes all of the liabilities of the Redemption and Paying Agent being replaced, either directly or by operation of law, provided that such successor is a licensed banking entity with trust powers or a trust company and have total assets of at least $50 million.

"Redemption and Paying Agent Agreement" means the redemption and paying agent agreement dated as of the Closing Date, between the Trust and the Redemption and Paying Agent pursuant to which The Bank of New York Mellon, or any successor, acts as Redemption and Paying Agent, as amended, modified or supplemented from time to time.

"Redemption Premium" means with respect of a VMTP Preferred Share rated above A1/A+ and its equivalent by all Rating Agencies then rating such VMTP Preferred Share at the request of the Trust and subject to any redemption, other than redemptions required to comply with Minimum Asset Coverage requirements or exceed compliance with the Minimum Asset Coverage requirements up to 240%, an amount equal to:

(a)           if such Redemption Date is greater than or equal to two years from the Term Redemption Date, the product of 3% and the Liquidation Preference of the VMTP Preferred Shares subject to redemption;

(b)           if such Redemption Date is less than two years but greater than or equal to 18 months from the Term Redemption Date, the product of 2% and the Liquidation Preference of the VMTP Preferred Shares subject to redemption; and

(c)           if such Redemption Date is less than 18 months but greater than or equal to one year from the Term Redemption Date, the product of 1% and the Liquidation Preference of the VMTP Preferred Shares subject to redemption.

Any VMTP Preferred Share exchanged for the preferred share of a surviving entity in connection with a reorganization, merger or redomestication of the Trust in another state that had been previously approved by the Holders of VMTP Preferred Shares or that otherwise does not require the vote or consent of the Holders of VMTP Preferred Shares shall not be subject to the Redemption Premium.

"Redemption Price" means the sum of (i) the Liquidation Preference, (ii) accumulated but unpaid dividends thereon (whether or not declared) to, but not including, the date fixed for redemption and (iii) the Redemption Premium, if any.

"Reference Banks" means four major banks in the London interbank market selected by the LIBOR Dealer or its affiliates or successors or such other party as the Trust may from time to time appoint.

"Registration Rights Agreement" means the registration rights agreement dated as of the Closing Date between the Trust and the JPMorgan Chase Bank, N.A.

"Registration Rights Failure" means any failure by the Trust to (i) use its commercially reasonable efforts to make effective a Registration Statement with the Securities and Exchange Commission in violation of the Trust's obligations under the Registration Rights Agreement, or (ii) comply in any material respect with any other material provision of the Registration Rights Agreement necessary to effect the Registration Statement (as defined in the Registration Rights Agreement) which has not been cured within 30 Business Days of the date of such violation.

"Related Documents" means this Statement of Preferences, the Charter, the Purchase Agreement, the Registration Rights Agreement, the VMTP Preferred Shares and the Placement Agreement.

"Rule 2a-7" means Rule 2a-7 under the 1940 Act.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"Securities Depository" means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the VMTP Preferred Shares.

"Series of VMTP Preferred Shares" shall have the meaning as set forth in the Recitals of this Statement of Preferences.

"Series" shall have the meaning as set forth in the Recitals of this Statement of Preferences.

"SIFMA" shall have the meaning as set forth in the Recitals of this Statement of Preferences.

"SIFMA Municipal Swap Index" means the Securities Industry and Financial Markets Association Municipal Swap Index, or such other weekly, high-grade index comprised of seven-day, tax-exempt variable rate demand notes produced by Municipal Market Data, Inc. or its successor, or as otherwise designated by the Securities Industry and Financial Markets Association as of 3:00 p.m., New York City time, on the applicable Rate Determination Date; provided, however, that if such index is no longer produced by Municipal Market Data, Inc. or its successor, then SIFMA Municipal Swap Index shall mean (i) the S&P Weekly High Grade Municipal Index produced by Standard & Poor's Financial Services LLC or its successors on the applicable Rate Determination Date or (ii) if the S&P Weekly High Grade Municipal Index is no longer produced, the one-week LIBOR Rate on the applicable Rate Determination Date.

"Statement of Preferences" means this Statement of Preferences of the VMTP Preferred Shares.

"Subsequent Rate Period," with respect to VMTP Preferred Shares, means the period from, and including, the first day following the Initial Rate Period of such VMTP Preferred Shares to, and including, the next Rate Determination Date for such VMTP Preferred Shares and any period thereafter from, and including, the first day following a Rate Determination Date for such VMTP Preferred Shares to, and including, the next succeeding Rate Determination Date for such VMTP Preferred Shares.  Each Subsequent Rate Period will be a Minimum Rate Period.

"Substitute LIBOR Dealer" means any LIBOR Dealer selected by the Trust; provided that none of such entities shall be an existing LIBOR Dealer.

"Taxable Allocation" means any payment or portion of a payment of a dividend that is not designated by the Trust as an exempt-interest dividend (as defined in Section 852(b)(5) of the Code).

"Term Redemption Amount" shall have the meaning specified in paragraph (b)(ii)(A) of Section 10 of this Statement of Preferences.

"Term Redemption Date" means, January 2, 2015 or such later date to which it may be extended in accordance with Section 10(b)(i)(A) of this Statement of Preferences.

"Total Holders" means, the Holders of 100% of the aggregate Outstanding amount of the VMTP Preferred Shares.

"Trust" shall have the meaning as set forth in the Recitals of this Statement of Preferences.

"U.S. Government Securities" means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

"Valuation Date" means, for purposes of determining whether the Trust is maintaining the Basic Maintenance Amount, each Monday that is a Business Day, or for any Monday that is not a Business Day, the immediately preceding Business Day, and the Date of Original Issue, commencing with the Date of Original Issue.

"VMTP Preferred Shares" shall have the meaning as set forth in the Recitals of this Statement of Preferences.

"Voting Period" shall have the meaning specified in paragraph (b)(i) of Section 4 of this Statement of Preferences.

TERMS

1. Number of Authorized Shares

.

(a)	Authorized Shares

.  The initial number of authorized shares of VMTP Preferred Shares is 2,708.

(b)	Capitalization

.  So long as any VMTP Preferred Shares are Outstanding, the Trust shall not, issue (i) any class or series of shares ranking prior to or on a parity with VMTP Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs, or (ii) any other "senior security" (as defined in the 1940 Act as of the Date of Original Issue) of the Trust other than the Trust's use of tender option bonds, futures, forwards, swaps and other derivative transactions, except as may be issued in connection with any issuance of preferred shares or other senior securities some or all of the proceeds from which issuance are used to redeem all of the Outstanding VMTP Preferred Shares (provided that the Trust delivers the proceeds from such issuance necessary to redeem all of the Outstanding VMTP Preferred Shares to the Redemption and Paying Agent for investment in Deposit Securities for the purpose of redeeming such VMTP Preferred Shares and issues a Notice of Redemption and redeems such VMTP Preferred Shares as soon as practicable in accordance with the terms of this Statement of Preferences).

2. Dividends

.

(a)	Ranking

.  The shares of any Series of VMTP Preferred Shares shall rank on a parity with each other, with shares of any other Series of VMTP Preferred Shares and with shares of any other Series of Preferred Shares as to the payment of dividends by the Trust.

(b)	Cumulative Cash Dividends

.  The Holders of VMTP Preferred Shares of any Series shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor under Applicable Law and otherwise in accordance with the Charter and Applicable Law, cumulative cash dividends at the Applicable Rate for such VMTP Preferred Shares, determined as set forth in paragraph (e) of this Section 2, and no more (except to the extent set forth in Section 3 of this Statement of Preferences), payable on the Dividend Payment Dates with respect to such VMTP Preferred Shares determined pursuant to paragraph (d) of this Section 2.  Holders of VMTP Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on VMTP Preferred Shares.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on VMTP Preferred Shares which may be in arrears, and no additional sum of money shall be payable in respect of such arrearage, except that the Trust shall pay as a supplemental dividend out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, the Additional Amount (as defined below in paragraph (e)(i)(B) of this Section 2) on account of a Failure to Deposit, if any, in respect of each day during the period commencing on the day a Failure to Deposit occurs through and including the day immediately preceding the earlier of (i) the day the Failure to Deposit is cured and (ii) the third Business Day next succeeding the day on which the Failure to Deposit occurred.

(c)	Dividends Cumulative from Date of Original Issue

.  Dividends on VMTP Preferred Shares of any Series shall be declared daily and accumulate at the Applicable Rate for such VMTP Preferred Shares from the Date of Original Issue thereof.

(d)	Dividend Payment Dates

.  The Dividend Payment Date with respect to VMTP Preferred Shares shall be the first Business Day of each calendar month.

(e)	Applicable Rates and Calculation of Dividends

.

(i)
Applicable Rates.  The dividend rate on VMTP Preferred Shares of any Series during the period from and after the Date of Original Issue of such VMTP Preferred Shares to and including the last day of the Initial Rate Period of such VMTP Preferred Shares shall be calculated by the Redemption and Paying Agent and shall equal to the rate per annum set forth with respect to the shares of such Series under "Designation" above.  Each Subsequent Rate Period will be a Minimum Rate Period.  For each Subsequent Rate Period of VMTP Preferred Shares thereafter, the dividend rate on such VMTP Preferred Shares shall be calculated by the Redemption and Paying Agent and shall be equal to the rate per annum that results from the Applicable Rate Determination for such VMTP Preferred Shares on the Rate Determination Date immediately preceding such Subsequent Rate Period which shall be the sum of the (1) Applicable Base Rate and (2) Ratings Spread; provided, however, that:

(A)
if an Applicable Rate Determination for any such Subsequent Rate Period is not held for any reason, the dividend rate on such VMTP Preferred Shares for such Subsequent Rate Period will be adjusted to the Maximum Rate for such VMTP Preferred Shares on the Rate Determination Date therefor;

(B)
if any Failure to Deposit shall have occurred with respect to such VMTP Preferred Shares during any Dividend Period thereof, but, prior to 12:00 noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with paragraph (f) of this Section 2 and the Trust shall have paid to the Redemption and Paying Agent, an additional amount out of legally available funds therefor under Applicable Law and otherwise in accordance with Applicable Law (the "Additional Amount"), daily supplemental dividends equal in the aggregate to the sum of (1) if such Failure to Deposit consisted of the failure to timely pay to the Redemption and Paying Agent the full amount of dividends with respect to any Dividend Period of such VMTP Preferred Shares, an amount computed by multiplying (x) the Applicable Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period plus 2.00% by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with paragraph (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the Outstanding shares of such Series (with the amount for each individual day that such Failure to Deposit occurs or continues uncured being declared as a supplemental dividend on that day) and (2) if such Failure to Deposit consisted of the failure to timely pay to the Redemption and Paying Agent the Redemption Price of the shares, if any, of such Series for which Notice of Redemption has been provided by the Trust pursuant to paragraph (c) of Section 10 of this Statement of Preferences, an amount computed by multiplying, (x) for the Rate Period during which such Failure to Deposit occurs on the Redemption Date, the Applicable Rate plus 2.00% by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with paragraph (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the Outstanding shares of such Series to be redeemed (with the amount for each individual day that such Failure to Deposit occurs or continues uncured being declared as a supplemental dividend on that day), and if a Rate Determination Date occurs on the date on which such Failure to Deposit occurred or on either of the two Business Days succeeding that date, and the Failure to Deposit has not been cured on such Rate Determination Date in accordance with paragraph (f) of this Section 2, no Applicable Rate Determination will be held in respect of such VMTP Preferred Shares for the Subsequent Rate Period relating to such Rate Determination Date and the dividend rate for such VMTP Preferred Shares for such Subsequent Rate Period will be the Maximum Rate for such VMTP Preferred Shares on the Rate Determination Date for such Subsequent Rate Period; or

(C)
Upon the occurrence of an Increased Rate Event, for each day from (and including) the day the Increased Rate Event first occurs to (and excluding) the day the Increased Rate Event is cured, the dividend rate shall be a rate equal to the lesser of (x) the sum of (I) the dividend rate otherwise determined pursuant to the provisions of Section 2(e)(i)(A) and (B) and (II) 2.00% and (y) the Maximum Rate.

Each dividend rate determined in accordance with this paragraph (e)(i) of Section 2 of this Statement of Preferences shall be an "Applicable Rate."

(ii)
Calculation of Dividends.  The amount of dividends per share payable on VMTP Preferred Shares of a Series on any Dividend Payment Date shall be calculated by the Redemption and Paying Agent and shall equal the sum of the dividends accumulated but not yet paid for each Rate Period (or part thereof) in the related Dividend Period or Dividend Periods.  The amount of dividends accumulated for each such Rate Period (or part thereof) shall be computed by multiplying the Applicable Rate in effect for VMTP Preferred Shares of such Series for such Rate Period (or part thereof) by a fraction, the numerator of which shall be the number of days in such Rate Period (or part thereof) and the denominator of which shall be the actual number of days in the year (365 or 366), and multiplying such product by $100,000.

(f)	Curing a Failure to Deposit

. A Failure to Deposit with respect to shares of a Series of VMTP Preferred Shares shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Trust to make the required payment to the Redemption and Paying Agent) with respect to any Dividend Period of such VMTP Preferred Shares if, within the respective time periods described in paragraph (e)(i) of this Section 2, the Trust shall have paid to the Redemption and Paying Agent (A) all accumulated but unpaid dividends on such VMTP Preferred Shares and (B) without duplication, the Redemption Price for shares, if any, of such Series for which Notice of Redemption has been provided by the Trust pursuant to paragraph (c) of Section 10 of this Statement of Preferences; provided, however, that the foregoing clause (B) shall not apply to the Trust's failure to pay the Redemption Price in respect of VMTP Preferred Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

(g)	Dividend Payments by Trust to Redemption and Paying Agent

.  In connection with each Dividend Payment Date for VMTP Preferred Shares, the Trust shall pay to the Redemption and Paying Agent, not later than 12:00 noon, New York City time, on the earlier of (A) the third (3rd) Business Day next succeeding the Rate Determination Date immediately preceding the Dividend Payment Date and (B) the Business Day immediately preceding the Dividend Payment Date, an aggregate amount of Deposit Securities equal to the dividends to be paid to all Holders of VMTP Preferred Shares on such Dividend Payment Date as determined in accordance with Section 2(e)(ii) of this Statement of Preferences or as otherwise provided for.  If an aggregate amount of funds equal to the dividends to be paid to all Holders of VMTP Preferred Shares on such Dividend Payment Date are not available in New York, New York, by 12:00 noon, New York City time, on the Business Day immediately preceding such Dividend Payment Date, the Redemption and Paying Agent will notify the Holders by Electronic Means of such fact prior to the close of business on such day.

(h)	Redemption and Paying Agent as Trustee of Dividend Payments by Trust

.  All Deposit Securities paid to the Redemption and Paying Agent for the payment of dividends shall be held in trust for the payment of such dividends by the Redemption and Paying Agent for the benefit of the Holders specified in paragraph (i) of this Section 2.   The Redemption and Paying Agent shall notify the Trust by Electronic Means of the amount of any funds deposited with the Redemption and Paying Agent by the Trust for any reason under the Redemption and Paying Agent Agreement, including for the payment of dividends or the redemption of VMTP Preferred Shares, that remain with the Redemption and Paying Agent after ninety (90) days from the date of such deposit and such amount shall, to the extent permitted by law, be repaid to the Trust by the Redemption and Paying Agent upon request by Electronic Means of the Trust.  The Trust's obligation to pay dividends to Holders in accordance with the provisions of this Statement of Preferences shall be satisfied upon payment by the Redemption and Paying Agent of such Dividends to the Securities Depository on the relevant Dividend Payment Date.

(i)	Dividends Paid to Holders

.  Each dividend on VMTP Preferred Shares shall be declared daily to the Holders thereof at the close of business on each such day and paid on each Dividend Payment Date to the Holders thereof at the close of business on the day immediately preceding such Dividend Payment Date.  In connection with any transfer of VMTP Preferred Shares, the transferor as Beneficial Owner of VMTP Preferred Shares shall be deemed to have agreed pursuant to the terms of the VMTP Preferred Shares to transfer to the transferee the right to receive from the Trust any dividends declared and unpaid for each day prior to the transferee becoming the Beneficial Owner of the VMTP Preferred Shares in exchange for payment of the purchase price for such VMTP Preferred Shares by the transferee.  In connection with any transfer of VMTP Preferred Shares, the transferee as Beneficial Owner of VMTP Preferred Shares shall be deemed to have agreed pursuant to the terms of the VMTP Preferred Shares to transfer to the transferor (or prior Holder) the right to receive from the Trust any dividends in the nature of Gross-up Payments that relate to dividends paid during the transferor's (or prior Holder's) holding period.

(j)	Dividends Credited Against Earliest Accumulated But Unpaid Dividends

.  Any dividend payment made on VMTP Preferred Shares that is insufficient to cover the entire amount of dividends payable shall first be credited against the earliest accumulated but unpaid dividends due with respect to such VMTP Preferred Shares. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Trust on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

(k)	Dividends Designated as Exempt-Interest Dividends

.  Dividends on VMTP Preferred Shares shall be designated as exempt-interest dividends up to the amount of the Net Tax-Exempt Income of the Trust, to the extent permitted by, and for purposes of, Section 852 of the Code.

3. Gross-Up Payments and Notice of Allocations

.  Holders of VMTP Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, dividends in an amount equal to the aggregate Gross-up Payments as follows:

(a)           Whenever the Trust intends or expects to include any net capital gains or ordinary income taxable for regular federal income tax purposes in any dividend on VMTP Preferred Shares, the Trust shall notify the Redemption and Paying Agent of the amount to be so included (i) not later than 14 calendar days preceding the first Rate Determination Date on which the Applicable Rate for such dividend is to be established, and (ii) for any successive Rate Determination Date on which the Applicable Rate for such dividend is to be established, not later than the close of business on the immediately preceding Rate Determination Date.  Whenever such advance notice is received from the Trust, the Redemption and Paying Agent will notify each Holder and each potential Beneficial Owner or its Agent Member.  With respect to a Rate Period for which such advance notice was given and whose dividends are comprised partly of such ordinary income or capital gains and partly of exempt-interest income, the different types of income will be paid in the same relative proportions for each day during the Rate Period.

(b)           (i) If the Trust allocates, under Subchapter M of Chapter 1 of the Code, any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on VMTP Preferred Shares the Trust shall to the extent practical simultaneously increase such dividend payment by an additional amount equal to the Gross-up Payment and direct the Redemption and Paying Agent to send notice with such dividend describing the Gross-up Payment and (ii) if the Trust allocates, under Subchapter M of Chapter 1 of the Code, any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on VMTP Preferred Shares without simultaneously increasing such dividend as describe in clause (i) above the Trust shall, prior to the end of the calendar year in which such dividend was paid, direct the Redemption and Paying Agent to send notice with a Gross-up Payment to the Holder that was entitled to such dividend payment during such calendar year at such Holder's address as the same appears or last appeared on the record books of the Trust.

(c)           The Trust shall not be required to make Gross-up Payments with respect to any net capital gains or ordinary income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Trust.

4. Voting Rights

.

(a)	One Vote Per VMTP Preferred Share

.  Except as otherwise provided in the Charter or as otherwise required by law, (i) each Holder of VMTP Preferred Shares shall be entitled to one vote for each VMTP Preferred Share held by such Holder on each matter submitted to a vote of shareholders of the Trust, and (ii) the holders of outstanding Preferred Shares, including each VMTP Preferred Share, and of Common Shares shall vote together as a single class; provided, however, that the holders of outstanding Preferred Shares, including VMTP Preferred Shares, voting together as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest in the Trust, shall be entitled to elect two trustees of the Trust at all times, each Preferred Share, including each VMTP Preferred Share, entitling the holder thereof to one vote. Subject to paragraph (b) of this Section 4, the holders of outstanding Common Shares and Preferred Shares, including VMTP Preferred Shares, voting together as a single class, shall elect the balance of the trustees.

(b)	Voting for Additional Trustees

.

(i)
Voting Period. During any period in which any one or more of the conditions described in subparagraphs (A) or (B) of this paragraph (b)(i) shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred Shares, including VMTP Preferred Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of Preferred Shares, including VMTP Preferred Shares, shall be entitled, voting together as a single class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of beneficial interest in the Trust), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect.  A Voting Period shall commence:

(A)
if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on any outstanding Preferred Shares, including VMTP Preferred Shares, equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Redemption and Paying Agent for the payment of such accumulated dividends; or

(B)	if at any time holders of Preferred Shares are entitled under the 1940 Act to elect a majority of the trustees of the Trust.

Upon the termination of a Voting Period, the voting rights described in this paragraph (b)(i) shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this paragraph (b)(i).

(ii)
Notice of Special Meeting.  As soon as reasonably practicable after the accrual of any right of the holders of Preferred Shares to elect additional trustees as described in paragraph (b)(i) of this Section 4, the Trust may call a special meeting of such holders, such call to be made by notice as provided in the bylaws of the Trust, such meeting to be held not less than ten (10) nor more than sixty (60) days after the date of mailing of such notice.  If a special meeting is not called by the Trust, it may be called by any such holder on like notice.  The record date for determining the holders entitled to notice of and to vote at such special meeting shall be not less than ten (10) days nor more than sixty (60) prior to the date of such special meeting.  At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest in the Trust), shall be entitled to elect the number of trustees prescribed in paragraph (b)(i) of this Section 4 on a one-vote-per-share basis.

(iii)
Terms of Office of Existing Trustees. The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of other Preferred Shares of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders of other Preferred Shares, together with the two incumbent trustees elected by the Holders and such other holders of other Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.

(iv)
Terms of Office of Certain Trustees to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to paragraph (b)(i) of this Section 4 shall terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of the Holders and such other holders to elect additional trustees pursuant to paragraph (b)(i) of this Section 4 shall cease, subject to the provisions of the last sentence of paragraph (b)(i) of this Section 4.

(c)	1940 Act Matters

.  The affirmative vote of the holders of a "majority of the outstanding Preferred Shares," including the VMTP Preferred Shares, Outstanding at the time, voting as a separate class, shall be required to approve (A) any conversion of the Trust from a closed-end to an open-end investment company, (B) any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares and (C) any action requiring a vote of security holders of the Trust under Section 13(a) of the 1940 Act.

For purposes of the foregoing, "majority of the outstanding Preferred Shares" means (i) 67% or more of such shares present at a meeting, if the Holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less. In the event a vote of Holders of VMTP Preferred Shares is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than 10 Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating the VMTP Preferred Shares at the request of the Trust), Fitch (if Fitch is then rating the VMTP Preferred Shares at the request of the Trust) and Other Rating Agency (if any Other Rating Agency is then rating the VMTP Preferred Shares at the request of the Trust) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken.

(d)	Exclusive Right to Vote on Certain Charter Matters

  Notwithstanding the foregoing, and except as otherwise required by the Charter or Applicable Law, (i) Holders of Outstanding VMTP Preferred Shares will be entitled as a Series, to the exclusion of the holders of all other securities, including other Preferred Shares, Common Shares and other classes of shares of beneficial interest in the Trust, to vote on matters adversely affecting VMTP Preferred Shares that do not adversely affect any of the rights of holders of such other securities, including other Preferred Shares, Common Shares and other classes of shares of beneficial interest in the Trust and (ii) Holders of Outstanding VMTP Preferred Shares will not be entitled to vote on matters adversely affecting any other Preferred Shares, Common Shares and other classes of shares of beneficial interest in the Trust that do not adversely affect any of the rights of Holders of the VMTP Preferred Shares.

(e)	Voting Rights Set Forth Herein are Sole Voting Rights

.  Unless otherwise required by law, the Holders of VMTP Preferred Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

(f)	No Preemptive Rights or Cumulative Voting

.  The Holders of VMTP Preferred Shares shall have no preemptive rights or rights to cumulative voting.

(g)	Voting for Trustees Sole Remedy for Trust's Failure to Pay Dividends

.  In the event that the Trust fails to pay any dividends on the VMTP Preferred Shares, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this Section 4.

(h)	Holders Entitled to Vote

.  For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Statement of Preferences, by the other provisions of the Charter, by statute or otherwise by Applicable Law, no Holder shall be entitled to vote any VMTP Preferred Shares and no VMTP Preferred Shares shall be deemed to be "Outstanding" for the purpose of voting or determining the number of VMTP Preferred Shares required to constitute a quorum if, prior to or concurrently with the time of determination of VMTP Preferred Shares entitled to vote or VMTP Preferred Shares deemed Outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such VMTP Preferred Shares shall have been provided as set forth in paragraph (c) of Section 10 of this Statement of Preferences and Deposit Securities in an amount equal to the Redemption Price for the redemption of such VMTP Preferred Shares shall have been deposited in trust with the Redemption and Paying Agent for that purpose.  VMTP Preferred Shares held (legally or beneficially) by the Trust or any affiliate of the Trust or otherwise controlled by the Trust shall not have any voting rights or be deemed to be Outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

(i)	Grant of Irrevocable Proxy

.  To the fullest extent permitted by Applicable Law, each Holder may in its discretion grant an irrevocable proxy.

5. Amendments

(a)           Except as may be otherwise expressly provided in respect of a particular provision of this Statement of Preferences or as otherwise required by Applicable Law, this Statement of Preferences may be amended only upon the affirmative vote or written consent of (1) a majority of the Board of Trustees and (2) the Holders of a majority of the Outstanding VMTP Preferred Shares.

(b)           Notwithstanding Section 5(a) of this Statement of Preferences, except as may be otherwise expressly provided by Sections 5(f), 5(g) or 5(h) of this Statement of Preferences or as otherwise required by Applicable Law, so long as any VMTP Preferred Shares are Outstanding, (x) the definitions of "Eligible Assets" (including Appendix A hereto) and "Minimum Asset Coverage" and (y) Sections 1(b), 6(a), 6(b), 6(c), 6(d), paragraphs (A) through (D) of 10(b)(ii), 13(h) and 13(i) of this Statement of Preferences may be amended only upon the affirmative vote or written consent of (1) a majority of the Board of Trustees and (2) the Holders of 66 2/3% of the Outstanding VMTP Preferred Shares.  No amendment to paragraphs (A) through (D) of Section 10(b)(ii) of this Statement of Preferences shall be effective unless the Trust has received written confirmation from each Rating Agency, as applicable, then rating the VMTP Preferred Shares at the request of the Trust, that such amendment will not adversely affect the rating then assigned by such Rating Agency to the VMTP Preferred Shares.

(c)           Notwithstanding Sections 5(a) and 5(b) of this Statement of Preferences, except as may be otherwise expressly provided by Sections 5(f), 5(g) or 5(h) of this Statement of Preferences or as otherwise required by Applicable Law, the provisions of this Statement of Preferences set forth under (x) the caption "Designation" (but only with respect to any VMTP Preferred Shares already issued and Outstanding), (y) Sections 1(a) (but only with respect to any VMTP Preferred Shares already issued and Outstanding), 2(a), 2(b), 2(c), 2(d), 2(e)(i), 2(e)(ii), 2(k), 3(b), 8, 10(a)(i), 10(b)(i), 10(h), 11(a), 11(b) or 11(c) of this Statement of Preferences and (z) the definitions "Additional Amount", "Applicable Base Rate", "Applicable Rate", "Dividend Payment Date", "Dividend Period", "Effective Leverage Ratio", "Failure to Deposit", "Gross-up Payment", "Liquidation Preference", "Maximum Rate", "Outstanding", "Rate Determination Date", "Ratings Spread", "Redemption Premium", "Redemption Price", "Subsequent Rate Period" or "Term Redemption Date" (i) (A) may be amended so as to adversely affect the amount, timing, priority or taxability of any dividend, redemption or other payment or distribution due to the Holders or (B) may amend the definition of "Effective Leverage Ratio" or the calculation thereof, in each case, only upon the affirmative vote or written consent of (1) a majority of the Board of Trustees and (2) the Total Holders and (ii) may be otherwise amended upon the affirmative vote or written consent of (1) a majority of the Board of Trustees and (2) the holders of 66 2/3% of the Outstanding VMTP Preferred Shares.

(d)           If any action set forth above in Sections 5(a) to 5(c) would adversely affect the rights of one or more Series (the "Affected Series") of VMTP Preferred Shares in a manner different from any other Series of VMTP Preferred Shares, except as may be otherwise expressly provided as to a particular provision of this Statement of Preferences or as otherwise required by Applicable Law, the affirmative vote or consent of Holders of the corresponding percentage of the Affected Series Outstanding (as set forth in Section 5(a), (b) or (c)), shall also be required.

(e)           Any amendment that amends a provision of this Statement of Preferences, the Charter or the VMTP Preferred Shares that requires the vote or consent of Holders of a percentage greater than a Majority shall require such specified percentage to approve any such proposed amendment.

(f)           Notwithstanding paragraphs (a) through (e) above or anything expressed or implied to the contrary in this Statement of Preferences, but subject to Applicable Law, a majority of the Board of Trustees may, by resolution duly adopted, without shareholder approval, but with at least 20 Business Days prior written notice to the Holders, amend or supplement this Statement of Preferences (1) to the extent not adverse to any Holder, to supply any omission, or cure, correct or supplement any ambiguous, defective or inconsistent provision hereof; provided that if Holders of at least 66 2/3% of the VMTP Preferred Shares Outstanding, indicate in writing that they are adversely affected thereby not later than five (5) Business Days prior to the effective date of any such amendment or supplement, the Trust either shall not make any such amendment or supplement or may seek arbitration with respect to such matter (at the expense of the Trust), or (2) to reflect any amendments or supplements hereto which the Board of Trustees is expressly entitled to adopt pursuant to the terms of this Statement of Preferences without shareholder approval, including without limitation, (i) amendments pursuant to Section 5(g) of this Statement of Preferences, (ii) amendments the Board of Trustees deem necessary to conform this Statement of Preferences to the requirements of Applicable Law or the requirements of the Internal Revenue Code, (iii) amendments to effect or implement any plan of reorganization among the Trust and any registered investment companies under the 1940 Act that has been approved by the requisite vote of the Trust's shareholders, or (iv) to designate additional Series of VMTP Preferred Shares (and terms relating thereto) to the extent permitted by this Statement of Preferences, the VMTP Preferred Shares or the Charter.  Any arbitration commenced pursuant to clause 1 of the immediately preceding sentence shall be conducted in New York, New York and in accordance with the American Arbitration Association rules.

(g)           Notwithstanding anything expressed or implied to the contrary in this Statement of Preferences, the Board of Trustees may, subject to this Section 5(g), at any time, terminate the services of a Rating Agency then providing a rating for VMTP Preferred Shares of such Series with or without replacement, in either case, without the approval of Holders of VMTP Preferred Shares of such Series or other shareholders of the Trust.

(i)           Notwithstanding anything herein to the contrary, the Board of Trustees, without the approval of Holders of VMTP Preferred Shares or other shareholders of the Trust, may terminate the services of any Rating Agency then providing a rating for a Series of VMTP Preferred Shares and replace it with another Rating Agency, provided that the Trust provides seven (7) days' notice by Electronic Means to Holders of VMTP Preferred Shares of such Series prior to terminating the services of a Rating Agency and replacing it with another Rating Agency.  In the event a Rating Agency ceases to furnish a preferred share rating or the Trust terminates a Rating Agency with replacement in accordance with this clause (i), the Trust shall no longer be required to comply with the Rating Agency Provisions of the Rating Agency so terminated and, as applicable, the Trust shall be required to thereafter comply with the Rating Agency Provisions of each Rating Agency then providing a rating for the VMTP Preferred Shares of such Series at the request of the Trust.

(ii)           (A)           Notwithstanding anything herein to the contrary, the Board of Trustees, without the approval of Holders of VMTP Preferred Shares or other shareholders of the Trust, may terminate the services of any Rating Agency then providing a rating for a Series of VMTP Preferred Shares without replacement, provided that (I) the Trust has given the Redemption and Paying Agent, such terminated Rating Agency, and Holders of VMTP Preferred Shares of such Series at least 45 calendar days' advance written notice of such termination of services, (II) the Trust is in compliance with the Rating Agency Provisions of such terminated Rating Agency at the time the notice required in clause (I) hereof is given and at the time of the termination of services, and (III) the VMTP Preferred Shares of such Series continue to be rated by at least one NRSRO at and after the time of the termination of services.

(B)           On the date that the notice is given as described in the preceding clause (A) and on the date that the services of the applicable Rating Agency is terminated, the Trust shall provide the Redemption and Paying Agent and such terminated Rating Agency with an officers' certificate as to the compliance with the provisions of the preceding clause (A), and, on such later date and thereafter, the Trust shall no longer be required to comply with the Rating Agency Provisions of the Rating Agency whose services were terminated.

(iii)           Notwithstanding anything herein to the contrary, but subject to this Section 5(g), the Rating Agency Guidelines, as they may be amended from time to time by the respective Rating Agency, will be reflected in a written document and may be amended by the respective Rating Agency without the vote, consent or approval of the Trust, the Board of Trustees or any holder of Preferred Shares, including any Series of VMTP Preferred Shares, or any other shareholder of the Trust.  The Board of Trustees, without the vote or consent of any holder of Preferred Shares, including any Series of VMTP Preferred Shares, or any other shareholder of the Trust, may from time to time take such actions as may be reasonably required in connection with obtaining, maintaining or changing the rating of any Rating Agency that is then rating the VMTP Preferred Shares at the request of the Trust, and any such action will not be deemed to affect the preferences, rights or powers of Preferred Shares, including VMTP Preferred Shares, or the Holders thereof, provided that the Board of Trustees receives written confirmation from such Rating Agency, as applicable, then rating the VMTP Preferred Shares at the request of the Trust (with such confirmation in no event being required to be obtained from a particular Rating Agency with respect to definitions or other provisions relevant only to and adopted in connection with another Rating Agency's rating of any Series of VMTP Preferred Shares) that any such action would not adversely affect the rating then assigned by such Rating Agency.

(h)           Notwithstanding the foregoing, nothing in this Section 5 is intended in any way to limit the ability of the Board of Trustees to, subject to Applicable Law, amend or alter any provisions of this Statement of Preferences at any time that there are no VMTP Preferred Shares Outstanding.

6. Minimum Asset Coverage and Other Financial Requirements

.

(a)	Minimum Asset Coverage

.  The Trust shall maintain, as of the last Business Day of each week in which any VMTP Preferred Share is Outstanding, the Minimum Asset Coverage.

(b)	Effective Leverage Ratio

.  The Trust shall maintain an Effective Leverage Ratio of not greater than 45% (other than solely by reason of fluctuations in the market value of its portfolio securities).  In the event that the Trust's Effective Leverage Ratio exceeds 45% (whether by reason of fluctuations in the market value of its portfolio securities or otherwise), the Trust shall cause the Effective Leverage Ratio to be 45% or lower within 10 Business Days ("Effective Leverage Ratio Cure Period").

(c)	Eligible Assets

.  The Trust shall make investments only in the Eligible Assets in accordance with the Trust's investment objectives and investment policies; provided, that the Trust shall be permitted to own any asset held by the Trust on the Closing Date exclusively for the purpose of  hedging the Trust's obligations under its deferred compensation plan as in effect on the Closing Date (the "Deferred Compensation Plan") (assets referred to in the foregoing proviso, "Deferred Compensation Plan Assets"); provided, further, that the Trust uses its best efforts to divest ownership of (and shall not own) any such Deferred Compensation Plan Assets on or before March 30, 2012.

(d)	Credit Quality

.  Under normal market conditions, the Trust shall invest at least 80% of its Managed Assets in Municipal Obligations rated, at the time of investment, in one of the four highest rating categories by at least one NRSRO or, if unrated, determined to be of comparable quality by the Investment Adviser.

(e)	Liens

.  The Trust shall not create or incur or suffer to be incurred or to exist any lien on any funds, accounts or other property held under the Charter, except as permitted by the Charter or as arising by operation of law and except for (i) any lien of the Custodian or any other Person with respect to the payment of fees or repayment for advances or otherwise, (ii) any lien arising in connection with any overdrafts incurred by the Trust in connection with custody accounts that it maintains, (iii) any lien that may be incurred in connection with the Trust's use of tender option bonds, (iv) any lien arising in connection with futures, forwards, swaps and other derivative transactions, and (v) any lien that may be incurred in connection with the Trust's proposed redemption or repurchase of all of the Outstanding VMTP Preferred Shares (provided that the Trust delivers to the Redemption and Paying Agent sufficient Deposit Securities for the purpose of redeeming the VMTP Preferred Shares, issues a Notice of Redemption for the VMTP Preferred Shares and redeems such VMTP Preferred Shares in accordance with the terms of this Statement of Preferences) as soon as practicable after the incurrence of such lien.

7. Basic Maintenance Amount

.

(a)           So long as VMTP Preferred Shares are Outstanding, the Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount (if Moody's is then rating the VMTP Preferred Shares at the request of the Trust), (ii) Fitch Eligible Assets having an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount (if Fitch is then rating the VMTP Preferred Shares at the request of the Trust), and (iii) Other Rating Agency Eligible Assets having an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount (if any Other Rating Agency is then rating the VMTP Preferred Shares at the request of the Trust).

(b)           The Trust shall deliver to each Rating Agency which is then rating VMTP Preferred Shares at the request of the Trust and any other party specified in the Rating Agency Guidelines all certificates that are set forth in the respective Rating Agency Guidelines regarding Minimum Asset Coverage, Basic Maintenance Amount and/or related calculations at such times and containing such information as set forth in the respective Rating Agency Guidelines (each, a "Rating Agency Certificate").  A failure by the Trust to deliver a Rating Agency Certificate with respect to the Basic Maintenance Amount shall be deemed to be delivery of a Rating Agency Certificate indicating the Discounted Value for all assets of the Trust is less than the Basic Maintenance Amount, as of the relevant Valuation Date; provided, however, that the Trust shall have the ability to cure such failure to deliver a Rating Agency Certificate within one day of receipt of notice from such Rating Agency that the Trust failed to deliver such Rating Agency Certificate.

8. Restrictions on Dividends and Other Distributions

.

(a)	Dividends on Preferred Shares Other Than VMTP Preferred Shares

. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest in the Trust ranking, as to the payment of dividends, on a parity with VMTP Preferred Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each Series of VMTP Preferred Shares through their most recent Dividend Payment Date.  When dividends are not paid in full upon the VMTP Preferred Shares through their most recent Dividend Payment Date or upon the shares of any other class or series of shares of beneficial interest in the Trust ranking on a parity as to the payment of dividends with VMTP Preferred Shares through their most recent respective dividend payment dates, all dividends declared upon VMTP Preferred Shares and any other such class or series of shares of beneficial interest ranking on a parity as to the payment of dividends with VMTP Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on VMTP Preferred Shares and such other class or series of shares of beneficial interest in the Trust shall in all cases bear to each other the same ratio that accumulated dividends per share on the VMTP Preferred Shares and such other class or series of shares of beneficial interest in the Trust bear to each other (for purposes of this sentence, the amount of dividends declared per VMTP Preferred Share shall be based on the Applicable Rate for such VMTP Preferred Share effective during the Dividend Periods during which dividends were not paid in full).

(b)	Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act

. The Board of Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

(c)	Other Restrictions on Dividends and Other Distributions

. For so long as any VMTP Preferred Share is Outstanding, and except as set forth in paragraph (a) of this Section 8 and paragraph (c) of Section 11 of this Statement of Preferences, (A) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the VMTP Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Trust ranking junior to or on a parity with the VMTP Preferred Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the VMTP Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Trust ranking junior to or on a parity with VMTP Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on shares of each Series of VMTP Preferred Shares through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Redemption and Paying Agent and (ii) the Trust has redeemed the full number of VMTP Preferred Shares required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to VMTP Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Trust ranking junior to VMTP Preferred Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to VMTP Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the VMTP Preferred Shares at the request of the Trust), Fitch Eligible Assets (if Fitch is then rating the VMTP Preferred Shares at the request of the Trust) and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the VMTP Preferred Shares at the request of the Trust) would each at least equal the Basic Maintenance Amount.

9. Rating Agency Restrictions

.  For so long as any VMTP Preferred Shares are Outstanding and any Rating Agency is then rating the VMTP Preferred Shares at the request of the Trust, the Trust will not engage in certain proscribed transactions set forth in the Rating Agency Guidelines, unless it has received written confirmation from each such Rating Agency that proscribes the applicable transaction in its Rating Agency Guidelines that any such action would not impair the rating then assigned by such Rating Agency to a Series of VMTP Preferred Shares.

10. Redemption

.

(a)	Optional Redemption

.

(i)
Subject to the provisions of subparagraph (iii) of this paragraph (a), VMTP Preferred Shares of any Series may be redeemed, at the option of the Trust, at any time, as a whole or from time to time in part, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, at the Redemption Price; provided, however, that (A) VMTP Preferred Shares may not be redeemed in part if after such partial redemption fewer than 50 VMTP Preferred Shares of such Series would remain Outstanding; and (B) VMTP Preferred Shares are not redeemable by the Trust during the Initial Rate Period.

(ii)
If fewer than all of the Outstanding VMTP Preferred Shares of a Series are to be redeemed pursuant to subparagraph (i) of this paragraph (a), the number of VMTP Preferred Shares of such Series to be redeemed shall be selected either pro rata from the Holders of VMTP Preferred Shares of such Series in proportion to the number of VMTP Preferred Shares of such Series held by such Holders or by lot or other fair method as determined by the Trust's Board of Trustees.  The Trust's Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which VMTP Preferred Shares will be redeemed from time to time.

(iii)
The Trust may not on any date send a Notice of Redemption pursuant to paragraph (c) of this Section 10 in respect of a redemption contemplated to be effected pursuant to this paragraph (a) unless on such date (A) the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable Redemption Date and having a Market Value not less than the amount (including any applicable Redemption Premium) due to Holders of VMTP Preferred Shares by reason of the redemption of such VMTP Preferred Shares on such Redemption Date and (B) the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the VMTP Preferred Shares at the request of the Trust), the Discounted Value of Fitch Eligible Assets (if Fitch is then rating the VMTP Preferred Shares at the request of the Trust) and the Discounted Value of Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the VMTP Preferred Shares at the request of the Trust) each at least equals the Basic Maintenance Amount, and would at least equal the Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date. For purposes of determining in clause (B) of the preceding sentence whether the Discounted Value of Moody's Eligible Assets at least equals the Basic Maintenance Amount, the Moody's Discount Factors applicable to Moody's Eligible Assets shall be determined by reference to the first Exposure Period (as defined in the Moody's Guidelines) longer than the Exposure Period then applicable to the Trust, as described in the definition of Moody's Discount Factor herein.

(b)	Term/Mandatory Redemption

.

(i)	(A)
Term Redemption.  The Trust shall redeem, out of funds legally available therefor and otherwise in accordance with Applicable Law, all Outstanding VMTP Preferred Shares on the Term Redemption Date at the Redemption Price; provided, however, the Trust shall have the right, exercisable not more than 120 days nor less than 90 days prior to the Liquidity Account Initial Date, to request that the Total Holders extend the term of the Term Redemption Date for an additional 364 day period, which request may conditioned upon terms and conditions that are different from the terms and conditions herein.  Each Holder shall, no later than 30 days after receiving such request, notify the Trust and the Redemption and Paying Agent of its acceptance or rejection of such request, which acceptance by any such Holder may be a Conditional Acceptance conditioned upon terms and conditions which are different from the terms and conditions herein or the terms and conditions proposed by the Trust in making an extension request.  If any Holder fails to notify the Trust and the Redemption and Paying Agent of its acceptance or rejection of the Trust's request for extension within such 30-day period, such failure to respond shall constitute a rejection of such request.  If the Total Holders provide a Conditional Acceptance, then the Trust shall have 30 days thereafter to notify the Total Holders and the Redemption and Paying Agent of its acceptance or rejection of the terms and conditions specified in the Total Holders' Conditional Acceptance.  The Trust's failure to notify the Total Holders and the Redemption and Paying Agent within the 30-day period will be deemed a rejection of the terms and conditions specified in the Total Holders' Conditional Acceptance.  Each Holder may grant or deny any request for extension of the Term Redemption Date in its sole and absolute discretion.

(B)
Basic Maintenance Amount, Minimum Asset Coverage and Effective Leverage Ratio Mandatory Redemption.  The Trust also shall redeem, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, at the Redemption Price, certain of the VMTP Preferred Shares, if the Trust fails to have either Moody's Eligible Assets (if Moody's is then rating the VMTP Preferred Shares at the request of the Trust) with a Discounted Value, Fitch Eligible Assets (if Fitch is then rating the VMTP Preferred Shares at the request of the Trust) with a Discounted Value, or Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the VMTP Preferred Shares at the request of the Trust) with a Discounted Value greater than or equal to the Basic Maintenance Amount, fails to maintain the Minimum Asset Coverage in accordance with this Statement of Preferences or fails to maintain the Effective Leverage Ratio in accordance with paragraph (b) of Section 6 of this Statement of Preferences, and such failure is not cured on or before the applicable Cure Date.  If a redemption pursuant to this Section 10(b)(i)(B) is to occur, the Trust shall cause a Notice of Redemption to be sent to Holders in accordance with Section 10(c) and cause to be deposited Deposit Securities or other sufficient funds, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, in trust with the Redemption and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the VMTP Preferred Shares to be redeemed.  The number of VMTP Preferred Shares to be redeemed shall be equal to the lesser of (A) the sum of (x) the minimum number of VMTP Preferred Shares, together with all other Preferred Shares subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the applicable Cure Date, would result in the Trust's having each of Moody's Eligible Assets (if Moody's is then rating the VMTP Preferred Shares at the request of the Trust) with a Discounted Value, Fitch Eligible Assets (if Fitch is then rating the VMTP Preferred Shares at the request of the Trust) with a Discounted Value and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the VMTP Preferred Shares at the request of the Trust) with a Discounted Value greater than or equal to the Basic Maintenance Amount, maintaining the Minimum Asset Coverage or satisfying the Effective Leverage Ratio, as the case may be, on the applicable Cure Date and (y) the number of additional VMTP Preferred Shares of the Trust may elect to simultaneously redeem (provided, however, that if there is no such minimum number of VMTP Preferred Shares and other Preferred Shares the redemption or retirement of which would have such result, all VMTP Preferred Shares and Preferred Shares then outstanding shall be redeemed), and (B) the maximum number of VMTP Preferred Shares, together with all other Preferred Shares subject to redemption or retirement, that can be redeemed out of funds legally available therefor under Applicable Law and otherwise in accordance with the Charter and Applicable Law.  In determining the VMTP Preferred Shares required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to satisfy the Basic Maintenance Amount, the Minimum Asset Coverage or the Effective Leverage Ratio, as the case may be, pro rata, by lot or other fair method as determined by the Trust's Board of Trustees, among VMTP Preferred Shares and other Preferred Shares (and, then, pro rata, by lot or other fair method as determined by the Trust's Board of Trustees, among each Series of VMTP Preferred Shares) subject to redemption or retirement.  The Trust shall effect such redemption on the date fixed by the Trust therefor, which date shall not be earlier than 10 Business Days nor later than 60 days after the applicable Cure Date, except that if the Trust does not have funds legally available under Applicable Law for the redemption of all of the required number of VMTP Preferred Shares and other Preferred Shares which are subject to redemption or retirement or the Trust otherwise is unable as a result of Applicable Law to effect such redemption on or prior to 60 days after the applicable Cure Date, the Trust shall redeem those VMTP Preferred Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption.  If fewer than all of the Outstanding VMTP Preferred Shares are to be redeemed pursuant to this paragraph (b), the number of VMTP Preferred Shares to be redeemed shall be redeemed pro rata, by lot or other fair method as determined by the Trust's Board of Trustees from the Holders of the VMTP Preferred Shares in proportion to the number of VMTP Preferred Shares held by such Holders.

(ii)	(A)
On or prior to the Liquidity Account Initial Date with respect to any Series of VMTP Preferred Shares, the Trust shall cause the Custodian to segregate, by means of appropriate identification on its books and records or otherwise in accordance with the Custodian's normal procedures, from the other assets of the Trust (a "Liquidity Account") Liquidity Account Investments with a Market Value equal to at least 110% of the Term Redemption Amount with respect to such Series.  The "Term Redemption Amount" for any Series of VMTP Preferred Shares shall be equal to the Redemption Price to be paid on the Term Redemption Date for such Series, based on the number of shares of such Series then Outstanding, assuming for this purpose that the Applicable Rate for such Series in effect at the time of the creation of the Liquidity Account for such Series will be the 6-month LIBOR Rate as in effect at such time of creation until the Term Redemption Date for such Series.  If, on any date after the Liquidity Account Initial Date, the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for a Series of VMTP Preferred Shares as of the close of business on any Business Day is less than 110% of the Term Redemption Amount with respect to such Series, then the Trust shall cause the Custodian and the Investment Adviser to segregate additional or substitute assets of the Trust as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for such Series is at least equal to 110% of the Term Redemption Amount with respect to such Series not later than the close of business on the next succeeding Business Day.  With respect to assets of the Trust segregated as Liquidity Account Investments, the Investment Adviser, on behalf of the Trust, shall be entitled to instruct the Custodian on any date to release any Liquidity Account Investments from such segregation and to substitute therefor other Liquidity Account Investments, so long as (x) the assets of the Trust segregated as Liquidity Account Investments at the close of business on such date have a Market Value equal to at least 110% of the Term Redemption Amount with respect to such Series and (y) the assets of the Trust designated and segregated as Deposit Securities at the close of business on such date have a Market Value equal to at least the Liquidity Requirement (if any) determined in accordance with paragraph (B) below with respect to such Series for such date.  The Trust shall cause the Custodian not to permit any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Liquidity Account for any Series of VMTP Preferred Shares, other than liens, security interests or encumbrances arising by operation of law and any lien of the Custodian with respect to the payment of its fees or repayment for its advances.  Notwithstanding anything expressed or implied herein to the contrary, the assets of the Liquidity Account shall continue to be assets of the Trust subject to the interests of all creditors and shareholders of the Trust.

(B)
The Market Value of the Deposit Securities held in the Liquidity Account for a Series of VMTP Preferred Shares, from and after the 15th day of the calendar month (or if such day is not a Business Day, the next succeeding Business Day) that is the number of months preceding the month of the Term Redemption Date for such Series specified in the table set forth below, shall not be less than the percentage of the Term Redemption Amount for such Series set forth below opposite such number of months (the "Liquidity Requirement"), but in all cases subject to the cure provisions of paragraph (C) below:

Number of Months Preceding	Value of Deposit Securities as Percentage of Term Redemption Amount
5	20%
4	40%
3	60%
2	80%
1	100%
(C)
If the aggregate Market Value of the Deposit Securities included in the Liquidity Account for a Series of VMTP Preferred Shares as of the close of business on any Business Day is less than the Liquidity Requirement in respect of such Series for such Business Day, then the Trust shall cause the segregation of additional or substitute Deposit Securities in respect of the Liquidity Account for such Series, so that the aggregate Market Value of the Deposit Securities included in the Liquidity Account for such Series is at least equal to the Liquidity Requirement for such Series not later than the close of business on the next succeeding Business Day.  With respect to Deposit Securities included in the Liquidity Account, the Investment Adviser, on behalf of the Trust, shall be entitled to instruct the Custodian on any date to release any Deposit Securities from the Liquidity Account and to substitute therefor other Deposit Securities, so long as the aggregate Market Value of the Deposit Securities included in the Liquidity Account for such Series is at least equal to the Liquidity Requirement for such Series not later than the close of business on the next succeeding Business Day.

(D)
The Deposit Securities included in the Liquidity Account for a Series of VMTP Preferred Shares may be liquidated by the Trust, in its discretion, and the proceeds applied towards payment of the Term Redemption Amount for such Series.  Upon the deposit by the Trust on the Term Redemption Date with the Redemption and Paying Agent of the proceeds from the liquidation of the Deposit Securities having an initial combined Market Value sufficient to effect the redemption of the VMTP Preferred Shares of a Series on the Term Redemption Date for such Series, the requirement of the Trust to maintain a Liquidity Account for such Series as contemplated by this Section 10(b)(ii) shall lapse and be of no further force and effect.

(c)	Notice of Redemption

.  If the Trust shall determine or be required to redeem, in whole or in part, VMTP Preferred Shares pursuant to paragraph (a) or (b)(i) of this Section 10, the Trust will send a notice of redemption (the "Notice of Redemption"), by Electronic Means (or by first class mail, postage prepaid, in the case where the VMTP Preferred Shares are in physical form) to Holders thereof, or request the Redemption and Paying Agent, on behalf of the Trust to promptly do so by Electronic Means (or by first class mail, postage prepaid, in the case where the VMTP Preferred Shares are in physical form) so long as the Notice of Redemption is furnished by the Trust to the Redemption and Paying Agent in electronic format at least five (5) Business Days prior to the date a Notice of Redemption is required to be delivered to the Holders, unless a shorter period of time shall be acceptable to the Redemption and Paying Agent. A Notice of Redemption shall be sent to Holders not less than ten (10) days prior to the date fixed for redemption in such Notice of Redemption (the "Redemption Date").  Each such Notice of Redemption shall state: (i) the Redemption Date; (ii) the number of VMTP Preferred Shares to be redeemed and the Series thereof; (iii) the CUSIP number for VMTP Preferred Shares of such Series; (iv) the Redemption Price; (v) the place or places where the certificate(s), if any, for such shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the VMTP Preferred Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (vii) the provisions of this Statement of Preferences under which such redemption is made. If fewer than all VMTP Preferred Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of VMTP Preferred Shares to be redeemed from such Holder.  The Trust may provide in any Notice of Redemption relating to (i) an optional redemption contemplated to be effected pursuant to Section 10(a) of this Statement of Preferences or (ii) any redemption of VMTP Preferred Shares not required to be redeemed pursuant to Section 10(b)(i) of this Statement of Preferences in accordance with the terms therein that such redemption is subject to one or more conditions precedent not otherwise expressly stated herein and that the Trust shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by Applicable Law.

(d)	No Redemption Under Certain Circumstances

.  Notwithstanding the provisions of paragraphs (a) or (b) of this Section 10, if any dividends on VMTP Preferred Shares of a Series (whether or not earned or declared) are in arrears, no VMTP Preferred Shares of such Series shall be redeemed unless all Outstanding VMTP Preferred Shares of such Series are simultaneously redeemed, and the Trust shall not otherwise purchase or acquire any VMTP Preferred Shares of such Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding VMTP Preferred Shares of such Series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to Holders of all Outstanding VMTP Preferred Shares of such Series.

(e)	Absence of Funds Available for Redemption

.  To the extent that any redemption for which Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance with the Charter and Applicable Law, such redemption shall be made as soon as practicable to the extent such funds become available.  Failure to redeem VMTP Preferred Shares shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit in trust with the Redemption and Paying Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been sent; provided, however, that the foregoing shall not apply in the case of the Trust's failure to deposit in trust with the Redemption and Paying Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption, provided, that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Trust may not have redeemed VMTP Preferred Shares for which a Notice of Redemption has been provided, dividends may be declared and paid on VMTP Preferred Shares and shall include those VMTP Preferred Shares for which a Notice of Redemption has been provided.

(f)	Redemption and Paying Agent as Trustee of Redemption Payments by Trust

.  All moneys paid to the Redemption and Paying Agent for payment of the Redemption Price of VMTP Preferred Shares called for redemption shall be held in trust by the Redemption and Paying Agent for the benefit of Holders of shares so to be redeemed. The Trust's obligation to pay the Redemption Price of VMTP Preferred Shares called for redemption in accordance with this Statement of Preferences shall be satisfied upon payment of such Redemption Price by the Redemption and Paying Agent to the Securities Depository on the relevant Redemption Date.

(g)	Shares for Which Notice of Redemption Has Been Given Are No Longer Outstanding

.  Provided a Notice of Redemption has been provided pursuant to paragraph (c) of this Section 10, the Trust shall irrevocably (except to the extent set forth below in this paragraph (g)) deposit with the Redemption and Paying Agent, no later than 12:00 noon, New York City time, on a Business Day not less than ten (10) Business Days preceding the Redemption Date specified in such notice, Deposit Securities in an aggregate amount equal to the Redemption Price to be paid on the Redemption Date in respect of any VMTP Preferred Shares that are subject to such Notice of Redemption.  Provided a Notice of Redemption has been provided pursuant to paragraph (c) of this Section 10, upon the deposit with the Redemption and Paying Agent of Deposit Securities in an amount sufficient to redeem the VMTP Preferred Shares that are the subject of such notice, dividends on such VMTP Preferred Shares shall cease to accumulate as of the Redemption Date and such VMTP Preferred Shares shall no longer be deemed to be Outstanding for any purpose, and all rights of the Holders of the VMTP Preferred Shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in paragraph (e)(i) of Section 2 and in Section 3 of this Statement of Preferences.  Upon surrender in accordance with the Notice of Redemption of the certificates for any VMTP Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Redemption and Paying Agent to the Holders of VMTP Preferred Shares subject to redemption.  In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof.  The Trust shall be entitled to receive from the Redemption and Paying Agent, promptly after the date fixed for redemption, any cash or other Deposit Securities deposited with the Redemption and Paying Agent in excess of (i) the aggregate Redemption Price of the VMTP Preferred Shares called for redemption on such date and (ii) all other amounts to which Holders of VMTP Preferred Shares called for redemption may be entitled pursuant to this Statement of Preferences.  Any funds so deposited that are unclaimed at the end of 90 days from such Redemption Date shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders of VMTP Preferred Shares so called for redemption may look only to the Trust for payment of the Redemption Price and all other amounts to which they may be entitled pursuant to this Statement of Preferences.  The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

(h)	Compliance With Applicable Law

.  In effecting any redemption pursuant to this Section 10, the Trust shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under any Applicable Law, and shall effect no redemption except in accordance with Applicable Law.

(i)	Only Whole VMTP Preferred Shares May Be Redeemed

.  In the case of any redemption pursuant to this Section 10, only whole VMTP Preferred Shares shall be redeemed.

(j)	Modification of Redemption Procedures

.  Notwithstanding the foregoing provisions of this Section 10, the Trust may, in its sole discretion, modify the procedures set forth above with respect to notification of redemption for the VMTP Preferred Shares, provided that such modification does not materially and adversely affect the Holders of the VMTP Preferred Shares or cause the Trust to violate any law, rule or regulation, or shall in any way alter the obligations of the Redemption and Paying Agent without the Redemption and Paying Agent's prior written consent.  Furthermore, if in the sole discretion of the Board of Trustees, after consultation with counsel, modification of the foregoing redemption provisions (x) are permissible under the rules and regulations or interpretations of the SEC and under other Applicable Law and (y) would not cause a material risk as to the treatment of the VMTP Preferred Shares as equity for U.S. federal income tax purposes, the Board of Trustees, without shareholder approval, by resolution may modify such redemption procedures.

11. Liquidation Rights

.

(a)	Ranking

.  The VMTP Preferred Shares shall rank on a parity with each other, with shares of any other Series of VMTP Preferred Shares and with shares of any other series of Preferred Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust.

(b)	Distributions Upon Liquidation

.  Upon the dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of VMTP Preferred Shares then Outstanding shall be entitled to receive and to be paid out of the assets of the Trust legally available for distribution to its shareholders under Applicable Law and otherwise in accordance with Applicable Law, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Trust ranking junior to the VMTP Preferred Shares upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not declared) accumulated but unpaid to (but not including) the date of final distribution in same day funds, together with any payments required to be made pursuant to Section 3 of this Statement of Preferences in connection with the liquidation of the Trust.  After the payment to the Holders of the VMTP Preferred Shares of the full preferential amounts provided for in this paragraph (b), the Holders of VMTP Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

(c)	Pro Rata Distributions

.  In the event the assets of the Trust available for distribution to the Holders of VMTP Preferred Shares upon any dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (b) of this Section 11, no such distribution shall be made on account of any shares of any other class or series of Preferred Shares ranking on a parity with the VMTP Preferred Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the VMTP Preferred Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

(d)	Rights of Junior Shares

.  Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the VMTP Preferred Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, after payment shall have been made in full to the Holders of the VMTP Preferred Shares as provided in paragraph (b) of this Section 11, but not prior thereto, any other series or class or classes of shares ranking junior to the VMTP Preferred Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the VMTP Preferred Shares shall not be entitled to share therein.

(e)	Certain Events Not Constituting Liquidation

.  Neither the sale of all or substantially all the property or business of the Trust, nor the merger, consolidation or reorganization of the Trust into or with any business or statutory trust, corporation or other entity nor the merger, consolidation or reorganization of any business or statutory trust, corporation or other entity into or with the Trust shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 11.

12. Transfers

.

(a)           Unless otherwise approved in writing by the Trust, a Beneficial Owner or Holder may sell, transfer or otherwise dispose of VMTP Preferred Shares only in whole shares and only to persons it reasonably believes are (i) QIBs that are either registered closed-end management investment companies, the shares of which are traded on a national securities exchange ("Closed-End Funds"), banks, insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly-owned subsidiaries) or registered open-end management investment companies or (ii) tender option bond trusts in which all Beneficial Owners are QIBs that are Closed-End Funds, banks, insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly-owned subsidiaries) or registered open-end management investment companies, in each case, pursuant to Rule 144A of the Securities Act or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(2) of the Securities Act.  Any transfer in violation of the foregoing restrictions shall be void ab initio and any transferee of VMTP Preferred Shares transferred in violation of the foregoing restrictions shall be deemed to agree to hold all payments it received on any such improperly transferred VMTP Preferred Shares in trust for the benefit of the transferor of such VMTP Preferred Shares.  The foregoing restrictions on transfer shall not apply to any VMTP Preferred Shares registered under the Securities Act pursuant to the Registration Rights Agreement or any subsequent transfer of such VMTP Preferred Shares thereafter.

(b)           If at any time the Trust is not furnishing information to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A of the Securities Act, the Trust shall furnish, or cause to be furnished, to Holders of VMTP Preferred Shares and prospective purchasers of VMTP Preferred Shares, upon request, information with respect to the Trust satisfying the requirements of subsection (d)(4) of Rule 144A of the Securities Act.

13. Miscellaneous.

(a)	No Fractional Shares

.  No fractional VMTP Preferred Shares shall be issued.

(b)	Status of VMTP Preferred Shares Redeemed, Exchanged or Otherwise Acquired by the Trust

.  VMTP Preferred Shares which are redeemed, exchanged or otherwise acquired by the Trust shall return to the status of authorized and unissued Preferred Shares without designation as to series.  Any VMTP Preferred Shares which are provisionally delivered by the Trust to or for the account of an agent of the Trust or to or for the account of a purchaser of the VMTP Preferred Shares, but for which final payment is not received by the Trust as agreed, shall return to the status of authorized and unissued VMTP Preferred Shares.

(c)	Treatment of VMTP Preferred Shares as Equity

.  The Trust shall, and each Holder and Beneficial Owner, by virtue of acquiring VMTP Preferred Shares, is deemed to have agreed to, treat the VMTP Preferred Shares as equity in the Trust for U.S. federal, state, local income and other tax purposes.

(d)	Board May Resolve Ambiguities

.  Subject to Section 5 of this Statement of Preferences and to the extent permitted by Applicable Law, the Board of Trustees may interpret and give effect to the provisions of this Statement of Preferences in good faith so as to resolve any inconsistency or ambiguity or to remedy any formal defect.  Notwithstanding anything expressed or implied to the contrary in this Statement of Preferences, but subject to Section 5, the Board of Trustees may amend this Statement of Preferences with respect to any Series of VMTP Preferred Shares prior to the issuance of VMTP Preferred Shares of such Series.

(e)	Headings Not Determinative

.  The headings contained in this Statement of Preferences are for convenience of reference only and shall not affect the meaning or interpretation of this Statement of Preferences.

(f)	Notices

.  All notices or communications, unless otherwise specified in the By-laws of the Trust or this Statement of Preferences, shall be sufficiently given if in writing and delivered in person, by Electronic Means or mailed by first-class mail, postage prepaid.

(g)	Redemption and Paying Agent

.  The Trust shall use its commercially reasonable best efforts to engage at all times a Redemption and Paying Agent to perform the duties specified in this Statement of Preferences.

(h)	Securities Depository

.  The Trust shall maintain settlement of VMTP Preferred Shares in global book entry form through the Securities Depository.

(i)	Voluntary Bankruptcy

.  The Trust shall not file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as the Trust is solvent and does not reasonably foresee becoming insolvent.

(j)	Applicable Law Restrictions and Requirements

.  Notwithstanding anything expressed or implied to the contrary in this Statement of Preferences, all dividends, redemptions and other payments by the Trust on or in respect of the VMTP Preferred Shares shall be paid only out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law.

(k)	Information

.  Without limitation of other provisions of this Statement of Preferences, the Trust shall deliver, or cause to be delivered by the Redemption and Paying Agent, to each Holder:

(i)           as promptly as practicable after the preparation and filing thereof with the Securities and Exchange Commission, each annual and semi-annual report prepared with respect to the Trust, which delivery may be made by means of the electronic availability of any such document on a public website;

(ii)           notice of any change (including being put on Credit Watch or Watchlist), suspension or termination in or of the ratings on the VMTP Preferred Shares by any NRSRO then rating the VMTP Preferred Shares at the request of the Trust as promptly as practicable upon the occurrence thereof, to the extent such information is publicly available;

(iii)           notice of any failure to pay in full when due any dividend required to be paid by Section 2 of this Statement of Preferences that remains uncured for more than three Business Days as soon as reasonably practicable, but in no event later than one Business Day after expiration of the grace period;

(iv)           notice of insufficient deposit to provide for a properly noticed redemption or liquidation as soon as reasonably practicable, but in no event, later than two Business Days after discovery of insufficient deposits, to the extent such information is publicly available;

(v)           notice of any failure to comply with (A) a provision of the Rating Agency Guidelines when failure continues for more than five consecutive Business Days or (B) the Minimum Asset Coverage that continues for more than five consecutive Business Days as soon as reasonably practicable after discovery of such failure, but in no event, later than one Business Day after the later of (x) the expiration of the grace period or (y) the earlier of (1) the discovery of such failure and (2) information confirming such failure becomes publicly available;

(vi)           notice of any change to any investment adviser or sub-adviser of the Trust within two Business Days after a resignation or a notice of removal has been received from or sent to any investment adviser or sub-adviser; provided, however, that this clause shall not apply to personnel changes of the investment adviser or sub-adviser, to the extent such information is publicly available;

(vii)           notice of any proxy solicitation as soon as reasonably practicable, but in no event, later than five Business Days after mailing thereof by the Trust's proxy agent;

(viii)           notice one Business Day after the occurrence thereof of (A) the failure of the Trust to pay the amount due on any senior securities or other debt at the time outstanding, and any period of grace or cure with respect thereto shall have expired; (B) the failure of the Trust to pay, or admitting in writing its inability to pay, its debts generally as they become due; or (C) the failure of the Trust to pay accumulated dividends on any additional preferred shares of beneficial interest in the Trust ranking pari passu with the VMTP Preferred Shares, and any period of grace or cure with respect thereto shall have expired, in each case, to the extent such information is publicly available;

(ix)           notice of the occurrence of any Increased Rate Event and any subsequent cure thereof as soon as reasonably practicable, but in no event, later than five days after knowledge of senior management of the Trust thereof; provided that the Trust shall not be required to disclose the reason for such Increased Rate Event unless such information is otherwise publicly available;

(x)           notice of any action, suit, proceeding or investigation formally commenced or threatened in writing against the Trust or the Investment Adviser in any court or before any governmental authority concerning this Statement of Preferences, the Charter, the VMTP Preferred Shares or any Related Document, as promptly as practicable, but in no event, later than 10 Business Days after knowledge of senior management of the Trust thereof, in each case, to the extent such information is publicly available;

(xi)           notice on each Friday, provided that if a Friday is not a Business Day, notice shall be given on the next succeeding Business Day, of the Trust's then current Effective Leverage Ratio, Minimum Asset Coverage and balances in the Term Redemption Liquidity Account as of the close of business on the immediately preceding Business Day which delivery may be made by means of posting on a publicly available section of the Trust's website;

(xii)           a report of portfolio holdings of the Trust as of the end of each month 15 days after the end of each month; and

(xiii)           when available, publicly available financial statements of the Trust's most recent fiscal year-end and the auditors' report with respect thereto, which shall present fairly, in all material respects, the financial position of the Trust at such date and for such period, in conformity with accounting principles generally accepted in the United States of America.

The Trust shall require the Investment Adviser to inform the Trust as soon as reasonably practicable after the Investment Adviser's knowledge or discovery of the occurrence of any of the items set forth in Sections 13(i)(ix) and 13(i)(x) of this Statement of Preferences.

(l)	Tax Status of the Trust

.  The Trust will use its best efforts to qualify as a Regulated Investment Company within the meaning of Section 851(a) of the Code and to qualify the dividends made with respect to the VMTP Preferred Shares as tax-exempt dividends to the extent designated by the Trust.

(m)	Maintenance of Existence

.  At any time the VMTP Preferred Shares are outstanding, the Trust shall use its best efforts to maintain its existence as a Delaware statutory trust under the laws of the State of Delaware, with requisite power to issue the VMTP Preferred Shares and to perform its obligations under this Statement of Preferences and each other Related Document to which it is a party.

(n)	Use of Proceeds

.  The Trust shall use the gross proceeds from the sale of VMTP Preferred Shares to the Purchaser pursuant to the Purchase Agreement to redeem the Trust's outstanding auction market preferred shares ("AMPS") as set forth in this Section 13(n).  The Trust shall give a notice of redemption of the fund's outstanding AMPS within two Business Days following the Closing Date, or, if such date is impracticable pursuant to the governing documents of the Trust's outstanding AMPS, the earliest practicable date following the Closing Date pursuant to the governing documents of the Trust's outstanding AMPS, for redemption of the AMPS at the earliest practicable date pursuant to the governing documents of the Trust's outstanding AMPS, which date is not be greater than 60 days from the Closing Date.  If the foregoing requirements of the prior sentence are not complied with the Trust shall redeem, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, the VMTP Preferred Shares as promptly as possible.

(o)	Compliance with Law

.  At any time the VMTP Preferred Shares are outstanding, the Trust shall use commercially reasonable best efforts to comply with all laws, ordinances, orders, rules and regulations that are applicable to it if the failure to comply should reasonably be expected to have a material adverse effect on the Trust's ability to comply with its obligations under this Statement of Preferences, any of the VMTP Preferred Shares, and the other Related Documents to which it is a party.

(p)	Maintenance of Approvals: Filings, Etc

.  At any time the VMTP Preferred Shares are outstanding, the Trust shall at all times use commercially reasonable best efforts to maintain in effect, renew and comply with all the terms and conditions of all consents, filings, licenses, approvals and authorizations as are required under any Applicable Law for its performance of its obligations under this Statement of Preferences and the other Related Documents to which it is a party, except those as to which the failure to do so should not reasonably be expected to have a material adverse effect on the Trust's ability to comply with its obligations under this Statement of Preferences, the VMTP Preferred Shares, and the other Related Documents to which it is a party.

(q)	1940 Act Registration

.  At any time the VMTP Preferred Shares are outstanding, the Trust shall use best efforts to maintain its registration as a closed-end management investment company under the 1940 Act.

(r)	Compliance with Eligible Assets Definition

.  At any time the VMTP Preferred Shares are outstanding, the Trust shall maintain policies and procedures that it believes are reasonably designed to ensure compliance with Section 6(c) of this Statement of Preferences.

(s)	Access to Information Relating to Compliance with Eligible Assets Definition

.  The Trust shall, upon request, provide a Beneficial Owner and such of its internal and external auditors and inspectors as a Beneficial Owner may from time to time designate, with reasonable access to publicly available information and records of the Trust relevant to the Trust's compliance with Section 6(c) of this Statement of Preferences, but only for the purposes of internal and external audit.

(t)	Purchase by Affiliates

.  The Trust shall not, nor shall it permit, or cause to be permitted, the Investment Adviser, or any account or entity over which the Trust or the Investment Adviser exercises discretionary authority or control or any of their respective affiliates (other than by the Trust, in the case of a redemption permitted by this Statement of Preferences, the VMTP Preferred Shares which are subject to such redemption, are to be cancelled by the Trust upon such redemption), to purchase in the aggregate more than 25% of the Outstanding VMTP Preferred Shares without the prior written consent of a Majority of the Holders of the VMTP Preferred Shares Outstanding, and any such purchases shall be void ab initio.

(u)	Audits

.  The audits of the Trust's financial statements shall be conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States).

(v)	Applicable State Law for Trusts

.  For purposes of the section entitled "Designation" contained in this Statement of Preferences and of all of the provisions in this Statement of Preferences relating to any payment of dividends, purchase or redemption of shares, and payment and distribution to shareholders upon dissolution of the Trust on or in respect of the VMTP Preferred Shares, including, without limitation, the definition of Increased Rate Event and Sections 2, 3, 10, 11 and 13(j) of this Statement of Preferences, Applicable Law shall include sections 151, 160, 170, 173 and 281 of the Delaware General Corporation Law, including any successor provisions, as if the Trust were a Delaware corporation subject to the Delaware General Corporation Law and the VMTP Preferred Shares were shares of a Delaware corporation subject to the Delaware General Corporation Law. Accordingly, and without limiting the scope of the preceding sentence, any payment of dividends, purchase or redemption of shares, and payment and distribution to shareholders upon dissolution of the Trust on or in respect of the VMTP Preferred Shares, including, without limitation, pursuant to Sections 2, 3, 10, and 11 of this Statement Preferences, shall be subject to the restrictions and limitations of sections 151, 160, 170, 173 and 281 of the Delaware General Corporation Law, including any successor provisions, as if the Trust were a Delaware corporation subject to the Delaware General Corporation Law.

14. Global Certificate

.

Prior to the commencement of a Voting Period, (i) all of the VMTP Preferred Shares Outstanding from time to time shall be represented by one or more global certificates registered in the name of the Securities Depository or its nominee and countersigned by the Redemption and Paying Agent and (ii) no registration of transfer of VMTP Preferred Shares shall be made on the books of the Trust to any Person other than the Securities Depository or its nominee.

The foregoing restriction on registration of transfer shall be conspicuously noted on the face or back of the certificates of VMTP Preferred Shares in such a manner as to comply with the requirements of Section 8-204 of the Uniform Commercial Code as in effect in the State of Delaware, or any successor provisions.

IN WITNESS WHEREOF, BlackRock Municipal Income Trust has caused these presents to be signed as of December 15, 2011 in its name and on its behalf by its Vice President and attested by its Assistant Secretary. Said officers of the Trust have executed this Statement as officers and not individually, and the obligations and rights set forth in this Statement are not binding upon any such officers, or the trustees or shareholders of the Trust, individually, but are binding only upon the assets and property of the Trust.

BLACKROCK MUNICIPAL INCOME TRUST

By:       /s/ Brendan Kyne

Name:  Brendan Kyne

Title:    Vice President

ATTEST:

/s/ Janey Ahn

Name:  Janey Ahn

Title:   Assistant Secretary

Appendix A

ELIGIBLE ASSETS

On the Date of Original Issue and at all times thereafter that the VMTP Preferred Shares are Outstanding:

1.	"Eligible Assets" are defined to consist only of assets that conform to the following requirements as of the time of investment:

A.	Debt obligations. The following debt obligations which are not in payment default at the time of investment:

i.
Debt obligations issued by a State, the District of Columbia or political subdivision thereof, including, but not limited to, limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of Section 142(b)(1) of the Code issued by or on behalf of one or more States, or any public agency or authority of any State, or political subdivision of a State.

ii.
Debt obligations issued by a U.S. Territory or political subdivision thereof, including limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of section 142(b)(1) of the Code issued by or on behalf of one or more U.S. Territories, or any public agency or authority of any U.S. Territory, or political subdivision of a U.S. Territory, which are rated in one of the four highest rating categories ("investment grade") by two or more NRSROs, or by one NRSRO if rated by only one NRSRO, or by one NRSRO, in the case of debt obligations that are Defeased Securities, or are determined by the Investment Adviser in good faith application of its internal credit rating standards to be the credit equivalent of investment grade.

iii.	Debt obligations of the United States.

iv.
Debt obligations issued, insured, or guaranteed by a department or an agency of the U.S. Government, if the obligation, insurance, or guarantee commits the full faith and credit of the United States for the repayment of the obligation.

v.	Debt obligations of the Washington Metropolitan Area Transit Authority guaranteed by the Secretary of Transportation under Section 9 of the National Capital Transportation Act of 1969.

vi.	Debt obligations of the Federal Home Loan Banks.

vii.	Debt obligations, participations or other instruments of or issued by the Federal National Mortgage Association or the Government National Mortgage Association.

viii.	Debt obligations which are or ever have been sold by the Federal Home Loan Mortgage Corporation pursuant to sections 305 or 306 of the Federal Home Loan Mortgage Corporation Act.

ix.
Debt obligations of any agency named in 12 U.S.C. § 24(Seventh) as eligible to issue obligations that a national bank may underwrite, deal in, purchase and sell for the bank's own account, including qualified Canadian government obligations.

x.
Debt obligations of issuers other than those specified in (i) through (ix) above that are rated in one of the three highest rating categories by two or more NRSROs, or by one NRSRO if the security has been rated by only one NRSRO and that are "marketable."  For these purposes, an obligation is "marketable" if:

•	it is registered under the Securities Act;

•	it is offered and sold pursuant to Securities and Exchange Commission Rule 144A; 17 CFR 230.144A; or

•	it can be sold with reasonable promptness at a price that corresponds reasonably to its fair value.

xi.
Certificates or other securities evidencing ownership interests in a municipal bond trust structure (generally referred to as a tender option bond structure) that invests in (a) debt obligations of the types described in (i) or (ii) above or (b) depository receipts reflecting ownership interests in accounts holding debt obligations of the types described in (i) or (ii) above which with respect to both "a" and "b" are rated, or credit enhanced by a third party that is rated, in one of the three highest rating categories by two or more NRSROs, or by one NRSRO if such debt obligations or depository receipts or third party credit enhancement providers have been rated by only one NRSRO.

An asset shall not fail to qualify as an Eligible Asset solely by virtue of the fact that:

•	it provides for repayment of principal and interest in any form including fixed and floating rate, zero interest, capital appreciation, discount, leases, and payment in kind; or

•	it is for long-term or short-term financing purposes.

B.	Derivatives

i.	Interest rate derivatives;

ii.	Swaps, futures, forwards, structured notes, options and swaptions related to Eligible Assets or on an index related to Eligible Assets;

iii.	Credit default swaps; or

iv.
swaps, futures, forwards, structured notes, options, swaptions, or other derivatives contracts that are designed solely to hedge the Trust's obligations under the Deferred Compensation Plan, provided, that any such swap, future, forward, structured note, option, swaption, or other derivatives contract is not itself an equity security or a derivative based on a commodity, and may only be settled in cash (any asset under this clause iv, a "Deferred Compensation Hedge Asset"); provided that the Deferred Compensation Hedge Assets so acquired do not constitute more than 0.10% of the Trust's Managed Assets as of the time of investment.

C.	Other Assets

i.
Securities issued by other investment companies (open- or closed-end funds and ETFs) that invest exclusively in Eligible Assets, provided that such investments in the aggregate do not constitute more than 5% of the Trust's Managed Assets as of the time of investment.

ii.	Cash.

iii.	Repurchase agreements on assets described in A above.

iv.
Taxable fixed-income securities issued by an issuer described in Paragraph 1(A) (a "Permitted Issuer") that are not in default at the time of acquisition, acquired for the purpose of influencing control over such Permitted Issuer or creditor group of municipal bonds of such Permitted Issuer (a) the Trust already owns and (b) which have deteriorated or are expected shortly to deteriorate, with the expectation that such investment should enable the Trust to better maximize the value of its existing investment in such issuer, provided that the taxable fixed-income securities of such issuer so acquired do not constitute more than 0.5% of the Trust's Managed Assets as of the time of investment.

2.
At any time that VMTP Preferred Shares are outstanding, for any investment company the securities of which are held by the Trust, the Trust will provide or make available the following information to the Holders within 10 days after the public quarterly release of such information and on the Date of Original Issue (for the reporting period having ended most recently prior to the closing):

i.
the identity of the investment company and the CUSIP Number, the number of shares owned, as of the end of the prior quarter, and the percentage of the investment company's equity represented by the Trust's investment, as of the end of the prior quarter;

ii.
a representation that each such investment company invests solely in "Eligible Assets," which representation may be based upon the affirmative representation of the underlying investment company's investment adviser; and

iii.	the information contained in the most recently released financial statements of each such underlying investment company relating to the portfolio holdings of each such investment company.

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